SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

MEDIS TECHNOLOGIES LTD.

 (Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEDIS TECHNOLOGIES LTD.

______________________

Notice of 2007 Annual Meeting of Stockholders

To be Held on July 17, 2007

______________________

To the Stockholders of Medis Technologies Ltd.:

The 2007 Annual Meeting of Stockholders of Medis Technologies Ltd. will be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020, on Tuesday, July 17, 2007 at 10:00 a.m., local time, for the following purposes:

1.  To elect 10 directors to serve for a term of one year.

2.  To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 41,500,000 to 43,500,000.

3.  To consider and vote upon a proposal to approve and adopt our 2007 Equity Incentive Plan.

4.  To transact such other business as may properly come before the annual meeting.

The record date for determining stockholders entitled to vote at the annual meeting is the close of business on June 4, 2007. Whether or not you plan to attend the annual meeting, please sign and date the enclosed proxy and promptly return it in the pre-addressed envelope provided for that purpose. Any stockholder may revoke his or her proxy at any time before the annual meeting by giving written notice to such effect, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person.

Robert K. Lifton,
Secretary

New York, New York
June 15, 2007

MEDIS TECHNOLOGIES LTD.
805 Third Avenue
New York, New York 10022

______________________

PROXY STATEMENT
______________________

Questions and Answers Regarding This Proxy Statement

When is the annual meeting and where will it be located? The meeting will take place on Tuesday, July 17, 2007, at 10:00 a.m., local time, at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York 10020.

Who is soliciting your proxy? The proxy solicitation is being made by the Board of Directors of Medis Technologies Ltd. Proxies may also be solicited by our officers and employees, but such persons will not be specifically compensated for such services.

When was the proxy statement mailed to stockholders? This proxy statement will first be mailed to stockholders on or about June 15, 2007.

Who may attend the annual meeting? All stockholders of record as of the close of business on June 4, 2007 may attend. If your shares are held through a broker and you would like to attend, please bring a copy of your brokerage account statement reflecting your ownership of our shares on the record date or an omnibus proxy (which you can get from your broker) and we will permit you to attend the annual meeting.

Who is paying for the solicitation of proxies? We will pay all expenses of preparing and soliciting proxies. We may also reimburse brokerage houses, nominees, custodians and fiduciaries for expenses in forwarding proxy materials to the beneficial owners of shares of our common stock held of record.

Who may vote at the annual meeting? If you are a holder of common stock as of the close of business on June 4, 2007, you will have one vote for each share of common stock that you hold on each matter that is presented for action at the annual meeting. If you have common stock that is registered in the name of a broker, your broker will forward your proxy materials and will vote your shares as you indicate. You may receive more than one proxy card if your shares are registered in different names or are held in more than one account.

How do you vote? Sign and date each proxy card you receive and return it in the prepaid envelope. Stockholders who hold their shares through a bank or broker can also vote via the Internet if this option is offered by the bank or broker. Any stockholder may revoke his or her proxy, whether he or she votes by mail or the Internet, at any time before the annual meeting by written notice to such effect received by us at the address set forth above, attn: corporate secretary, by delivery of a subsequently dated proxy or by attending the annual meeting and voting in person.

How will your shares be voted? All properly completed and unrevoked proxies that are received prior to the close of voting at the annual meeting will be voted in accordance with the instructions made. If a properly executed, unrevoked written proxy card does not specifically direct the voting of shares covered, the proxy will be voted in favor of the proposals set forth in the notice attached to this proxy statement.

Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the meeting and will have the same effect as a vote AGAINST each of such proposals. “Broker non-votes” are proxies received from brokers who, in the absence of specific voting instructions from beneficial owners of shares held in brokerage name, have declined to vote such shares in those instances where discretionary voting by brokers is permitted. A broker non-vote will have the same effect as a vote against the proposed amendment to our Certificate of Incorporation and will have no effect on the outcome of any of the other proposals.

Is your vote confidential? Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to the transfer agent and are handled in a manner that protects your voting privacy.

Your vote will not be disclosed except as needed to permit the transfer agent to tabulate and certify the vote and as required by law. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management. Your identity will be kept confidential, unless you ask that your name be disclosed.

What is the record date and what constitutes a quorum? Our board of directors has selected the close of business on June 4, 2007 as the record date for determining the stockholders of record who are entitled to vote at the annual meeting. This means that all stockholders of record at the close of business on June 4, 2007 may vote their shares of common stock at the annual meeting. As of April 19, 2007, 34,949,364 shares of common stock were issued and outstanding. We do not expect such amount to be materially different on the record date. The common stock is our only class of securities entitled to vote, each share being entitled to one non-cumulative vote. The presence at the annual meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of common stock as of the record date is considered a quorum for the transaction of business. If you submit a properly completed proxy or if you appear at the annual meeting to vote in person, your shares of common stock will be considered part of the quorum. Directions to withhold authority to vote for any director, abstentions, and broker non-votes will be counted as present to determine if a quorum for the transaction of business is present. Once a quorum is present, voting on specific proposals may proceed. In the absence of a quorum, the annual meeting shall be adjourned.

How many votes are needed to approve each proposal? Directors will be elected by a plurality of the votes of the shares of our common stock that are present in person or by proxy at the annual meeting. The approval of the amendment to our Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of our common stock outstanding on the record date. The approval of the measure to adopt our 2007 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of our common stock that are present in person or by proxy at the annual meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS

At the annual meeting, you will elect ten individuals to our board of directors. Each director will hold office until the next annual meeting and until his respective successor is elected and qualified. In the event that any nominee for director withdraws or for any reason is not able to serve as a director, we will vote your proxy for the remainder of those nominated for director (except as otherwise indicated in your proxy) and for any replacement nominee designated by our board of directors. Each nominee is currently a member of our board of directors.

Information Concerning Nominees

Name	Age	Director Since	Principal Occupation and Business Experience During the Past Five Years
Robert K. Lifton	79	1992
Our Chairman of the Board, Chief Executive Officer and Secretary since inception. Mr. Lifton is a director and member of the executive and investment committees of Bank Leumi USA. He also is an officer and director of a number of privately held companies. From 1988 to 1994, he was President of the American Jewish Congress and is the founding Chairman and Chairman Emeritus of the Israel Policy Forum. From 1994 to 2007 he had served as co-chairman of the U.S. Middle East Project of the Council on Foreign Relations. In 1983, he was a founder of Preferred Health Care Ltd. and served as its President. In 1961, he co-founded with Mr. Weingrow the Transcontinental Investing Corporation, serving as its President until 1968, when it was listed on the New York Stock Exchange, and then Chairman of the Board until its merger in 1972. Mr. Lifton was an associate attorney with the law firm of Kaye, Scholer, Fierman, Hays and Handler in 1955 and 1956, after receiving a law degree from Yale Law School and being admitted to the New York Bar, and has taught at Yale and Columbia law schools. Mr. Lifton has written extensively on business and political matters.

Howard Weingrow	84	1992
Our Deputy Chairman and Chief Operating Officer since April 2006 and Treasurer since our inception. From our inception until April 2006, he was our President. Mr. Weingrow is a trustee of the Children’s Medical Fund and the North Shore-Long Island Jewish Health System. He also is an officer and director of a number of privately held companies. Mr. Weingrow is the founder of the Weingrow Family Children’s Urology Research Laboratory and the Center for Childhood Asthma of Long Island Jewish Hospital as well as the founder of the Weingrow Collection of Avant Garde Art and Literature and the Weingrow Family Endowed Scholarship at Hofstra University. In 1985, Mr. Weingrow was the recipient of the Hofstra University Presidential Medal and was in 2004 the recipient of a degree of Doctor of Humane Letters, Honoris Causa from Hofstra. He was a trustee until 2002 and founding Treasurer of the Nassau County Museum of Art. He was Chairman and a director of Mercury Paging & Communications, Inc. from 1995 until its sale in 1997. In 1983, he was a founder of Preferred Health Care Ltd. and served on its Board of Directors. In 1961, he co-founded, with Mr. Lifton, Transcontinental Investing Corporation, serving as its Executive Vice President until 1968 and then President until its merger in 1972. Mr. Weingrow served as Treasurer of the Democratic National Committee in 1971 and 1972 and as deputy finance chairman of the Carter for President campaigns in 1976 and 1980. In 1977 Mr. Weingrow was appointed Financial Consultant to the Government and to the Prime Minister of Granada.

Jacob S. Weiss	54	1997
Our President since April 2006 and a consultant to More Energy Ltd., an indirect subsidiary of ours which owns our fuel cell technology, since July 2002. Mr. Weiss was also our Senior Vice President - Business Development from August 2000 until April 2006. He was also engaged by us in a consulting capacity from November 1999 through August 2000. Mr. Weiss served as the Corporate Vice President and General Counsel to Israel Aerospace Industries Ltd. (formerly Israel Aircraft Industries Ltd.), our largest stockholder, from 1996 to 2000. Prior to that, he was Deputy General Counsel-International Division of Israel Aerospace. Mr. Weiss was the Chief Executive Officer until December 2001 of ImageSat International, a company established by Israel Aerospace to commercialize its remote sensing satellite technology.

Amos Eiran	70	1997
Mr. Eiran serves as the Chairman of Biolight, a publicly traded company in the Tel Aviv Stock Exchange active in development of pharmaceuticals, clinical treatment technology and medical diagnostics. He also serves as Chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. Since September 2004, Mr. Eiran has been Chairman and Chief Executive Officer of Tissera Inc., a biotechnology company involved in research and development in the field of tissue transplants. He also serves as a director of Deleck Oil Exploration. He served as Chairman of Atudot, a major Israeli pension fund, until April 2006. Through the summer of 2002, Mr. Eiran served as the Chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was Director General of the Prime Minister’s office during Yitzhak Rabin’s first term as Prime Minister. Prior to that, he was Director General and Chairman of Mivtahim, the largest pension fund in Israel. Mr. Eiran is also a director of Medis Inc. and Medis El.

Zeev Nahmoni	66	1997
Mr. Nahmoni serves as the Chairman & C.E.O. of  EMIT, an Israeli company that develops and produces unmanned air vehicles. He is also the Chief Executive Officer and Co-Chairman of Petrus Business Development and Marketing since December 2003.  During 2004, he was the Chief Executive Officer of Cellot Inc., a start-up company seeking to develop electronic chips for digital applications. He retired in June 2003 from the position of Vice President of Marketing and Business Development of Israel Aircraft Industries International in the U.S. and Canada, which he had held since 2002. Prior to that, he was the Vice President and General Manager of the Electronics Group of Israel Aerospace from 1997 and the Deputy General Manager of the Electronics Group of Israel Aerospace from 1995 to 1997. Prior to that, he was the General Manager of the Tamam Division of the Electronics Group of Israel Aerospace from 1992 to 1995. He is also a director of Medis Inc. and Medis El.

Jacob E. Goldman	85	2000
Dr. Goldman has been Chairman of the Board and a consultant to Umbanet, Inc., a company developing software for securing e-mail messages, since April 2000. From 1996 to 1999, he was a consultant to Oxbridge Inc., an investment banking firm. From 1977 to the present, Dr. Goldman has served on the board of directors and as a member of the executive committee of Bank Leumi USA. From 1983 to 1994, he founded and served as Chairman and Chief Executive Officer of Softstrip, Inc. From 1968 to 1983, he served as Senior Vice President and Chief Technical Officer of Xerox Corporation where he founded and presided over its Palo Alto Research Center (PARC). Between 1955 and 1968, he served as director of Ford Motor Company’s scientific research laboratory. Dr. Goldman has previously served on boards of various corporations and institutions, including Xerox, GAF, Inc.,

General Instrument Corporation, Lex Services PLC, Peerlogic Inc. and United Brands, and was President of the American Technion Society. Dr. Goldman is a member of the Board and Chairman of the governance committee of eMAGIN Corporation, a company that develops and markets Organic Light Emitting Diodes (OLED) electronic devices, which represents a new technology for information displays. Dr. Goldman is a member of the executive committee of The Marconi Society, an organization that honors significant contributions to the field of wireless communication. Dr. Goldman, a physicist, directed extensive research programs on energy conversion devices and the use of fuel cells in transportation. He received the Proctor Award of The American Association for the Advancement of Science and the Research Society of America for distinguished contributions to science and the management of basic scientific  and applied research. Dr. Goldman is a member of our audit committee and compensation committee.

Philip Weisser	79	2003
Mr. Weisser was the founder in 1956 and is the President of Philip Weisser, CPA, P.C. which, since 1992, provides consulting services (business, tax and investment advisory). He is a Certified Public Accountant and an Accredited Estate Planner. Throughout Mr. Weisser’s career, he has been active in the New York State Society of CPAs, lecturing, writing articles and chairing committees. Mr. Weisser began his career at Haskins & Sells, auditing public corporations. He is currently an honorary member of the Board of Trustees of the Jewish Child Care Association of New York, having previously been an active member for twenty five years. Mr. Weisser has a BBA degree in accounting from The College of the City of New York and an M.S. degree in management from Columbia University. Mr. Weisser is a member of our audit committee.

Mitchell H. Freeman	57	2004
Mr. Freeman is a consultant and private investor focused on strategic financial advisory activities, business development and capital raising opportunities. From January 2003 to September 2005, he was Chief Executive Officer of Freeman Meyer and Associates, LLC, a financial advisory and consulting firm specializing in business development, turnarounds, strategic financial advisory assignments and capital investment projects. In February 1994, Mr. Freeman founded Interactive Ventures Incorporated, a value added reseller of interactive voice response systems to the regional shopping center industry, and served as its Chief Executive Officer until the sale of the business in February 2001. He was also a founding director and shareholder of a major central station alarm company providing high level security to commercial businesses in New York City, a business that was sold in 1997. Mr. Freeman has served in other senior level investment banking and management positions, primarily in investment banking and real estate, at Fuji-Wolfensohn Inc., a joint venture between James D. Wolfensohn, Inc., an international investment banking firm, and Fuji Bank; Corporate Property Investors; Lazard Realty Inc. (a subsidiary of Lazard Freres & Co. LLC); and J.P. Morgan Investment Management Inc. Mr. Freeman is a founding member and Chairman of the Board of Replications Inc., a not-for-profit education organization committed to replicating successful public schools in new environments. He received a Masters degree in Business Administration from Columbia University and holds a B.A. from George Washington University. Mr. Freeman is currently Chairman of our audit committee and a member of our compensation committee.

Steve M. Barnett	65	2004	Mr. Barnett is an investor in and advisor on improving operations to senior management of public and private marketing, manufacturing and distribution companies. For more than two decades, Mr. Barnett has been President and Chairman of CDC, Inc. whose principal focus has been the acquisition and management of eight mid-sized manufacturing and distribution companies. Since April 2000, distribution companies. For more than two decades, Mr. Barnett has been President and Chairman of CDC, Inc. whose principal focus has been the acquisition and management of eight mid-sized manufacturing and distribution companies. Since April 2000, Mr. Barnett has served on the Board of Directors and as Chairman of the Audit Committee of UCN, Inc., a public network application provider specializing in hosted automated call distribution and performance management software services, including a wide range of long distance, data transmission and related communication services. Mr. Barnett has also served on the Board and as an advisor to senior management of Grayhill, Inc., a manufacturer of electrical systems since 1993, Joseph Freed & Associates, a national real estate development company, since 1998, and has been a Director of Bank Leumi USA since 2001. He has served as Vice-Chairman of the Board and Director of Chicago’s Jewish Federation since 1997, and as a member of the Board of Governors for the Reconstructionist Rabbinical College since 2003. Mr. Barnett graduated from the University of Chicago Law School with a Doctor of Jurisprudence degree. Mr. Barnett is Chairman of our Compensation Committee.

Daniel A. Luchansky	47	2007
Mr. Luchansky has been President and CEO of DCL Holdings LLC, a privately held alternative energy start-up focusing on the solar power and renewable energy industries, since 2006. Mr. Luchansky has spent the past twenty-five years as an investment professional involved in all aspects of asset management including credit and equity analysis, as well as trading and portfolio management in a broad range of asset classes. From 1986 to 2006, Mr. Luchansky served in various capacities with Merrill Lynch Investment Managers and its successor, BlackRock, Inc., most recently as a Director in charge of convertible investing for the Americas Fixed Income Division. In this capacity, Mr. Luchansky was responsible for making primary and secondary market investments in both public and private companies issuing convertible securities, with holdings in excess of $650 million. Concurrently, Mr. Luchansky served as the senior analyst covering the Oil and Gas and Alternative Energy sectors, with holdings in excess of $750 million. Previously, Mr. Luchansky was Senior Portfolio Manager for the Merrill Lynch Convertible Fund, ML Convertible Holdings, the Global Convertible Fund, and the offshore Convertible Securities Portfolio. He also served as co-manager of the Merrill Lynch World Income Fund. He was responsible for initiating the first convertible arbitrage program in several public mutual funds within the Merrill Lynch Investment Managers complex in the early 1990’s. Also during this period, Mr. Luchansky was instrumental in representing and protecting stakeholders interests in several highly visible negotiations notably with Emmis Communications, Wyndham International, Energy Corporation of America, Benton Oil & Gas, and Alliant Computer. Mr. Luchansky was instrumental in the financing which founded Allied Waste Industries, a leading pollution control company in 1993. Prior to joining Merrill Lynch, Mr. Luchansky was an Investment Officer, equity analyst and credit analyst for First Fidelity Bank, a predecessor of Wachovia Bank, including acting as co-manager of The Value Fund, a private equity fund affiliated with First Fidelity Bank. Mr. Luchansky received his MBA from Monmouth University and his B.S. from Kean University.

Our board of directors unanimously recommends that you vote FOR the election of the nominees listed above.

Identification of Executive Officers

(Excludes executive officers who are also directors)

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Israel Fisher	59
Our Senior Vice President-Finance since February 2004, and was our Vice President-Finance from June 2000 until February 2004. Mr. Fisher has been Vice President-Finance and Secretary of Medis El since its inception in 1992 and is also Vice President-Finance of More Energy. From 1990 to 1992, he served as the Deputy Manager of Israel Aerospace for financial planning and credit management. From 1987 to 1990, he served as the Deputy Finance Manager of the Tamam Plant of the Electronics Division of Israel Aerospace. He has a MBA from the University of Tel Aviv and two BA degrees from Bar-Ilan University; one in accounting and the other in Economics and Business Administration.

Identification of Key Employee

Name	Age	Principal Occupation and Business Experience During the Past Five Years
Gennadi Finkelshtain	47
A director of More Energy Ltd., its General Manager since October 2000 and its Director of Research and Development from its establishment in 1998 to October 2000. He has also been our Chief Technical Officer-New Energies since 2002. From 1996 to 1998, he served as Production Manager at Limat electrochemical company in Israel. Following his immigration to Israel in 1990, he was employed, among other employers, by Homesh Contractors where he managed and installed systems at Hadera power station in Israel. Prior to this, from 1984 to 1989, he was the Chief Project Engineer at the Leningrad Technological Institute of Building Materials, being responsible for planning, installing, setting up and running various types of energy systems and production lines. Mr. Finkelshtain received his BS degree in power engineering from Leningrad Technological Institute of Pulp and Paper Industries in 1981. Mr. Finkelshtain has been included in “Who’s Who in the World” for his innovations in the field of fuel cell technology for portable electronic applications and has been granted several patents related to fuel cell technology, which patents have been assigned to us.

Board of Directors and Committees of the Board of Directors

Our business is managed under the direction of our board of directors. The board consists of a single class of directors who are elected for a term of one year, such term beginning and ending at each annual meeting of stockholders.

Compensation Committee. On March 10, 2005, our board of directors authorized the formation of a compensation committee charged with reviewing and recommending to the board compensation programs for our executive officers, to consist of independent members of our board. On August 2, 2005 our board of directors appointed Steve M. Barnett, Mitchell H. Freeman and Jacob E. Goldman to our compensation committee. Our compensation committee is responsible for evaluating, recommending and approving the compensation of our executive officers and directors, including compensation in the form of options and other equity and non-equity based incentives. Our Board of Directors has determined that each member of our compensation committee meets the Nasdaq Marketplace Rule definition of “independent” for compensation committee purposes. Each of the members of the compensation committee is an “outside director” under 162(m) of the Internal Revenue Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. Our compensation committee currently does not operate under a written charter, however, we expect to adopt such a written charter prior to the date of the 2007 Annual Meeting.

Audit Committee. Our audit committee consists of Mitchell H. Freeman, Chairman, Jacob E. Goldman, Philip Weisser and as of May 2007, Daniel A. Luchansky. In October 2005, Mr. Freeman succeeded Mr. Weisser as the Chairman of the audit committee and continues to serve in that capacity. Our Board of Directors has determined that each member of the audit committee meets the Nasdaq Marketplace Rule definition of “independent” for audit committee purposes. The committee operates under a written charter, which is attached to this proxy statement as Annex A. We will also provide a copy of the charter to stockholders upon request. Our Board of Directors has also determined that Mr. Freeman meets the SEC definition of an “audit committee financial expert.” As more fully described in its charter, the functions of the audit committee include the following:

•	appointment of independent auditors, determination of their compensation and oversight of their work;

•	review the arrangements for and scope of the audit by independent auditors;

•	review the independence of the independent auditors;

•	consider the adequacy and effectiveness of the internal controls over financial reporting;

•	pre-approve audit and non-audit services;

•	establish procedures regarding complaints relating to accounting, internal accounting controls, or auditing matters;

•	review and approve any related party transactions; and

•	discuss with management and the independent auditors our draft quarterly interim and annual financial statements and key accounting and reporting matters.

Our audit committee has the power to engage independent legal, financial or other advisors, as it may deem necessary, without consulting or obtaining the approval of our Board of Directors or any of our officers.

Meetings of the Board of Directors and Committees

During our fiscal year ended December 31, 2006, our board of directors held five meetings and took action by unanimous written consent on nine occasions. Furthermore, our independent directors held one meeting and took action by unanimous written consent on one occasions, our audit committee held five meetings and took action by unanimous written consent on nine occasions and our compensation committee held four meetings. Each director attended all of the meetings of our board of directors and all of the meetings held by committees on which such director served, except that Steve Barnett was absent from one meeting of our board of directors.

Independence of Majority of Board of Directors

Our board of directors has determined that each of our non-employee directors (Messrs. Eiran, Nahmoni, Weisser, Goldman, Freeman, Barnett and Luchansky), who collectively constitute a majority of our board of directors, meets the general independence criteria set forth in the Nasdaq Marketplace Rules.

Director Nominations and Qualifications

Our board of directors has determined that given there have historically been very few vacancies on the board, director nominees could be selected, or recommended for our board’s selection, by a majority of independent directors voting alone. As such, the board has no nominating committee. The board does not currently have a charter with regard to the nomination process. The nominations of the directors standing for election at the 2007 annual meeting were recommended for our board’s determination by our independent directors and unanimously approved by our board of directors.

Historically, we have not received recommendations from our stockholders and the costs of establishing and maintaining procedures for the consideration of stockholder nominations would be unduly burdensome. Consequently, at this time, we do not have a formal policy with regard to the consideration of any director nominees recommended by our stockholders. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees recommended by board members, management or other parties are evaluated. Any stockholder nominations proposed for consideration should include the nominee’s name and qualifications for board membership and should be addressed to: Howard Weingrow, Deputy Chairman and Chief Operating Officer, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, in making its nominations, our independent directors and board of directors as a whole considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Code of Conduct

Our board of directors unanimously adopted a Code of Conduct applicable to our principal executive officer, principal financial officer, principal accounting officer and our other employees and employees of our subsidiaries. We have made the Code of Conduct available on our website at www.medistechnologies.com under “Investor Relations” and is available in print to any stockholder who requests it.

Stockholder Communication with Board Members

We maintain contact information for stockholders, both telephone and email, on our website under the heading “Contact Us.” By following the “Contact Us” link, a stockholder will be given access to our telephone number and mailing address, as well as links for providing email correspondence both to us and to our investor relations group. Communications specifically marked as a communication for our board of directors will be forwarded to the board or specific members of the board as directed in the stockholder communication. In addition, communications sent directly to us via telephone, facsimile or email for our board of directors will be forwarded to the board by an officer.

Board Member Attendance at Annual Meetings

Our board of directors does not have a formal policy regarding attendance of directors at our annual stockholder meetings. Seven of the nine members of our board of directors in 2006 attended our 2006 annual meeting of stockholders.

Compensation Committee Interlocks and Insider Participation

On March 10, 2005, our board of directors authorized the formation of a compensation committee charged with reviewing and recommending to the board compensation programs for our executive officers, to consist of independent members of our board. On August 2, 2005, our board of directors appointed Steve M. Barnett, Mitchell H. Freeman and Jacob E. Goldman to our compensation committee, all of whom are independent members of our board. Our compensation committee is responsible for evaluating, recommending and approving the compensation of our executive officers and directors, including compensation in the form of stock options and other equity and non-equity-based incentives.

Section 16(a) Beneficial Ownership of Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such common stock with the Securities and Exchange Commission, and to file copies of such reports with us. Based solely upon a review of the copies of such reports filed with us, we believe that during 2006 such reporting persons complied with the filing requirements of Section 16(a), with the exception of filings in respect of the award in July 2006 of stock options to each of our directors and executive officers, which filings were inadvertently made late. Furthermore (a) each of Israel Fisher, Robert K. Lifton, Zeev Nahmoni and Howard Weingrow were not timely in the filing of one Form 4 relating to two transactions and (b) Philip Weisser was not timely in the filing of five Form 4s, each relating to one transaction.

REPORT OF THE AUDIT COMMITTEE

The committee has adopted a written charter that has been approved by the Company’s board of directors. A copy of the charter is attached to this proxy statement as Annex A.

Management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. The independent auditors are responsible for auditing those financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The committee’s responsibility is to oversee the financial reporting process on behalf of the board of directors and to report the result of their activities to the board of directors.

The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the committee’s charter. To carry out its responsibilities, the committee met five times and acted nine times by unanimous written consent.

In overseeing the preparation of the Company’s financial statements, the committee met with both the Company’s management and its independent registered public accounting firm to review and discuss its audited financial statements prior to their issuance and to discuss significant accounting issues, including its judgments as to the quality, not just the acceptability, of the Company’s accounting principles. The Company’s management advised the committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the committee discussed the statements with both management and independent auditors. The committee also met in executive session with the Company’s independent auditors. The committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations and laws, including the Sarbanes-Oxley Act of 2002.

The committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent auditors’ report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

With respect to the Company’s independent registered public accounting firm, the committee, among other things, discussed with Kost Forer Gabay & Kasierer, a Member of Ernst & Young Global, matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Discussions with Audit Committee) and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On the basis of these reviews and discussions, the committee recommended to the Company’s board of directors, and the board has approved, the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

April 19, 2007	Audit Committee of the Board of Directors

Mitchell H. Freeman, Chairman Jacob E. Goldman Philip Weisser

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 27, 2007 by:

•	each beneficial owner of five percent or more of our common stock;
•	each of our directors;
•	each of our executive officers named in the summary compensation table elsewhere in this proxy statement; and
•	all of our directors and executive officers as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of April 27, 2007. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Additionally, unless otherwise indicated, the address of each beneficial holder of our common stock is our corporate address.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Ownership Percentage
Israel Aerospace Industries Ltd.(1)	5,516,457	15.8
Robert K. Lifton(2)	4,201,094	12.0
Howard Weingrow(3)	3,400,566	9.7
BlackRock, Inc.(4)	4,842,739	13.9
CVF, LLC(5)	2,317,959	6.6
Jacob S. Weiss(6)	110,000	*
Israel Fisher(7)	35,000	*
Amos Eiran(7)	7,500	*
Jacob E. Goldman(8)	41,698	*
Zeev Nahmoni(9)	10,246	*
Philip Weisser(10)	196,888	*
Mitchell H. Freeman(7)	20,000	*
Steve M. Barnett(8)	36,000	*
Daniel A. Luchansky	—	—
All directors and executive officers as a group (11 persons)(11)	6,924,251	19.6
__________________
* Represents beneficial ownership of less than 1%.

(1)	Voting control of Israel Aerospace is held by the State of Israel. Israel Aerospace’s address is Ben Gurion International Airport, Tel Aviv 70100, Israel.

(2)
Includes 95,000 shares of our common stock underlying options held by Mr. Lifton, as well as 1,134,741 shares of our common stock held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Does not include an aggregate of 105,810 shares of our common stock held in trust for a relative of Mr. Weingrow of which Mr. Lifton is a trustee.

An aggregate of 820,375 shares of our common stock beneficially owned by Mr. Lifton, along with an additional 814,480 shares of our common stock beneficially owned by Mr. Weingrow, are pledged as collateral for the repayment of certain funds borrowed by Messrs. Lifton and Weingrow.

(3)
Includes 91,000 shares of our common stock underlying options held by Mr. Weingrow, as well as 1,134,741 shares of our common stock held by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. See footnote 2 above regarding the pledge by Mr. Weingrow of 814,480 shares of our common stock beneficially owned by him.

(4)
Based on a Schedule 13G filed with the SEC on February 13, 2007, which BlackRock, Inc. (“Blackrock”) filed on behalf of itself and its investment advisory subsidiaries, the following investment advisory subsidiaries of BlackRock hold certain shares of our common stock: BlackRock Advisors LLC; BlackRock Investment Management LLC; and BlackRock Investment Management UK Ltd.  BlackRock's address is 40 East 52nd Street, New York, New York 10022.

(5)
Based on a Schedule 13D filed with the SEC on September 2, 2003, a Form 4 filed with the SEC on November 17, 2003 and other information known to us, CVF, LLC, Richard C. Goodman, Longview Management Group, LLC, James A. Star, The Edward Memorial Trust and Geoffrey F. Grossman, not individually, but as trustee of The Edward Memorial Trust, have shared voting power and shared dispositive power of such shares of common stock. These shares are held of record by CVF. Based on such filings:

•	Richard C. Goodman is the Executive Manager of CVF.
•	Longview Management Group, LLC manages investment accounts for CVF and exercises voting and dispositive control over the securities held by CVF.
•	James A. Star is president of Longview Management Group.
•	The Edward Memorial Trust is a majority equity owner of Longview Management Group.
•	Geoffrey F. Grossman is the trustee of The Edward Memorial Trust.

The address of CVF is 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601.

(6)	Includes options to acquire 90,000 shares of our common stock.

(7)	Represents options to acquire shares of our common stock.

(8)	Includes options to acquire 20,000 shares of our common stock

(9)	Includes options to acquire 7,500 shares of our common stock.

(10)
Includes 15,000 shares of our common stock underlying options held by Mr. Weisser, as well as 140,481 shares of our common stock held by a trust for the benefit of Mr. Weisser’s family members, of which Mr. Weisser is the trustee.

(11)	Includes options to acquire 401,000 shares of our common stock.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the ensuing Compensation Discussion and Analysis with management of the Company. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for the 2007 Annual Meeting.

April 19, 2007	Compensation Committee
of the Board of Directors

Steve M. Barnett, Chairman
Mitchell H. Freeman
Jacob E. Goldman

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This compensation discussion and analysis describes the material elements of the compensation awarded to, earned by, or paid to our officers who are considered to be “named executive officers” during our last fiscal year. Named executive officers consist of the individual who served as our principal executive officer in 2006, the individual who served as our principal financial officer in 2006, our two other executive officers serving at the end of 2006 and one former executive who was no longer employed by us at the end of 2006 but whose total compensation for 2006 makes him a candidate for inclusion as a “named executive officer” in this compensation discussion and analysis. For purposes of this section, “named executive officers” refers to: Robert K. Lifton, our Chairman and Chief Executive Officer (principal executive officer); Israel Fisher, our Senior Vice President-Finance and Chief Financial Officer (principal financial officer); Howard Weingrow, our Deputy Chairman and Chief Operating Officer; Jacob Weiss, our President; and Zvi Rehavi, our former Executive Vice President.

Our compensation programs are intended to:

•	Attract, motivate and retain superior talent;
•	Encourage high performance and promote accountability; and
•	Ensure that the executive officers have financial incentives to achieve substantial growth in stockholder value.

To achieve these objectives, the compensation committee implements and maintains compensation plans and policies that ensure that executive compensation is fair, reasonable and competitive, and that reward executives’ contributions to our overall short and long-term growth, all while being mindful of the expenses needed to complete development or commercialization of our products as well as our historic and current lack of material revenues. We have historically used short-term compensation (base salaries and, in limited instances, cash bonuses) and long-term incentive compensation in the form of stock options to achieve our goal of driving long-term growth. In the future, providing we receive stockholder approval at our 2007 Annual Meeting of Stockholders with respect to our proposed 2007 Equity Incentive Plan, we intend to add to this mix the grant of restricted share awards and/or other stock-based awards.

The compensation of our executive officers and other employees is primarily composed of base salaries and long-term equity incentives in the form of stock options (subject to future grants of other stock-based awards upon the adoption of our proposed 2007 Equity Incentive Plan), as well as other benefits for our Israeli-based executive officers. For 2006, compensation for our officers and other employees, including our named executive officers, was determined first by considering our overall financial position in light of any recent capital raises and the state of the programs to develop or commercialize our products. We would then, with respect to each officer and other employee, consider individual performance, level of responsibility, and skills and experience, taking into account the anticipated level of difficulty in replacing such officers and employees with persons of comparable experience, skill and knowledge.

Our compensation committee is performing its first review of our compensation policies, including policies and strategies relating to executive compensation, such as the appropriate mix of base salary, bonuses and long-term incentive compensation, as well as tax and other jurisdictional issues that relate to a significant number of our employees, including named executive officers, being residents of the State of Israel. The compensation committee is also charged with reviewing and approving our stock option plan, as well as any other compensation plan or arrangement available to our named executive officers and other officers and employees (including our proposed 2007 Equity Incentive Plan). Our compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation. This is due to the small size of our executive team and the need to tailor each executive’s award to attract and retain that executive. We did not identify in 2006 a set of peer companies against which we benchmark compensation, and we have not yet determined if we will so identify a set of peer companies in 2007.

The individual compensation of non-executive officers and other employees are determined by our executive officers or non-executive officers, depending on the employee, based upon a range of percentage increases previously determined by our compensation committee. Furthermore, these same executive officers and non-executive officers make recommendations with respect to option awards to people at these levels, which are then submitted to our compensation committee for final determination. The compensation committee determines the compensation of our named executive officers in executive session.

In order to ensure that we continue to remunerate our executives appropriately, for the 2007 fiscal year, our compensation committee retained Watson Wyatt Worldwide, a leading human resource and compensation consulting firm, as our compensation consultant, to:

•	review our policies and procedures with respect to executive compensation;
•
provide advice on the overall structure of our compensation program with the goal of ensuring that the program continues to support our ability to recruit, motivate and retain the level of talent necessary for our next stage of growth; and

•
provide advice on how best to structure our compensation programs to continue to align managements’ interests with our stockholders and otherwise carry out our compensation objectives as described in this compensation discussion and analysis.

Watson Wyatt Worldwide will work with our compensation committee and our executive officers in conducting this project, and will report directly to the compensation committee with respect to its findings and recommendations.

Elements of Compensation

In furtherance of our general compensation philosophy, our compensation program emphasizes long-term incentives, such as stock options, as a major component of total compensation in order to more closely align the interests of executives with the interests of our stockholders, to increase the total mix of compensation in light of our historical lack of cash flow to pay increased base salaries and bonuses, and to assist us with raising additional capital upon option exercises. Additionally, as part of our compensation committee’s review of our compensation program, we may in the future further emphasize that as an executive’s level of responsibility increases, a greater portion of the total compensation opportunity should be leveraged with stock and other performance incentives.

Base Salaries.  Base salaries for our executives are generally established based on the scope of their responsibilities, level of experience and individual performance, taking into account internal equity considerations. Base salaries are reviewed annually in accordance with each named executive officer’s compensation arrangement, and adjusted to account for individual responsibilities, performance and experience as well as our overall financial health.

Bonuses. We do not have a bonus program established for any of our officers or employees, although we pay bonuses to officers and employees on occasion. Our compensation committee will continue to assess the need to implement a bonus or other non-equity incentive program for our officers or employees as a means to add specific incentives towards achievement of specific company-wide or departmental goals that would be the factors in our success.

Long-Term Incentive Compensation-Equity.  We believe that long-term incentives are an integral part of the overall executive compensation program and that our long-term performance will be enhanced through the use of equity awards that reward our executives for maximizing stockholder value over time. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, upon the adoption of our proposed 2007 Equity Incentive Plan, we may elect to use other forms of stock-based awards including restricted share awards. For a description of the material terms of our proposed 2007 Equity Incentive Plan, please see the section of this proxy statement entitled “Proposal Three—Approval of 2007 Equity Incentive Plan.” We have not adopted stock ownership guidelines.

Our 1999 Stock Option Plan authorizes us to grant options to purchase shares of common stock to our employees, directors, including independent directors, and consultants. Our compensation committee oversees the administration of the 1999 Option Plan. Historically, our board and compensation committee have made stock option grants to employees who have been employed by us for more than six months and annually thereafter, and, occasionally, following a significant change in job responsibilities or to meet other special retention or award objectives. We have also in special cases granted options upon the employment of a particular employee candidate because we determined that the grant of options upon employment is a necessary recruiting tool for such person’s acceptance of our employment offer. Going forward, the compensation committee intends to continue to make annual and special grants to employees of stock options and/or other stock-based awards pursuant to our proposed 2007 Equity Incentive Plan, subject to changes in our overall compensation philosophy or changes to our mix of compensation as determined by the compensation committee with the assistance of Watson Wyatt Worldwide.

•  In 2006, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan-Based Awards.” All stock options granted by us have been based on the closing market value of our stock as reported on The Nasdaq Global Market (and predecessor or preceding markets) on the date of grant. Stock options granted in 2006 and 2007 vest in full on the one year anniversary of the grant date, and expire four years after the date of grant.

We expect to continue to use stock options as a long-term incentive vehicle because:

•	stock options help to attract executives, and the option term helps to retain those executives;

•
the value received by the recipient of a stock option is based on the growth of the stock price; therefore, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value;

•
stock options help to provide a balance to the overall executive compensation program as base salary focuses on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term; and

•	the exercise price we receive upon exercise supplements our capital raising efforts.

In addition, assuming stockholder approval of our proposed 2007 Equity Incentive Plan at our 2007 Annual Meeting of Stockholders, our compensation committee may determine to award other forms of stock-based awards, including restricted stock. Restricted stock may be an attractive alternative or supplement to stock options because, among other things:

•	Restricted stock fosters an ownership culture and provides a similarly motivating form of incentive compensation as stock options;

•	Restricted stock retains value even in volatile markets;

•	Option grants, unlike restricted stock, can take a number of years to accrue value; and

•	Awarding restricted stock permits us to use fewer shares then options to deliver comparable value to the recipient, which reduces the potential dilution to our stockholders.

In determining the number of stock-based awards to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect revenue and stockholder value and the value of such stock-based awards in relation to other elements of the individual executive’s total compensation. We do not review existing equity holdings of our named executive officers in determining a particular grant. All stock options and other equity awards are made by the compensation committee. Neither the 1999 Option Plan nor the proposed 2007 Equity Incentive Plan provides for, nor does the compensation committee have a plan relating to, the grant date of individual awards, nor do we have a specific policy in place regarding the coordination of option issuances with the release of material non-public information.

Other Benefits. Our named executive officers residing in Israel are eligible to participate in all of our employee benefit plans, such as savings plans, including the savings plans described in “– Non-Qualified Deferred Compensation” below, and long and short-term disability and life insurance, in each case on the same basis as our other Israel-based employees. We also offer to our Israeli named executive officers, as well as many of our other Israel officers and employees, additional benefits, such as an automobile allowance. The compensation committee believes that these perquisites for our Israel-based officers and employees are standard for, and competitive with other, high technology companies in the State of Israel. We do not offer any of such benefits to our U.S.-based officers or employees, including U.S.-based named executive officers.

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2006 by our named executive officers.

Name and principal position	Year	Salary	Bonus	Option awards(1)	All other compensation	Total
Robert K. Lifton Chairman and Chief Executive Officer	2006	$295,000	—	$366,000	—	$661,000
Israel Fisher Senior Vice-President Finance and Chief Financial Officer	2006	$209,000	18,000(2)	$132,000	$44,000(3)	$403,000
Howard Weingrow Deputy Chairman and Chief Operating Officer	2006	$270,000	—	$366,000	—	$636,000
Jacob S. Weiss President	2006	$118,000	—	$331,000	$186,000(4)	$635,000
Zvi Rehavi Executive Vice President (retired)(5)	2006	$61,000	—	—	$703,000(6)	$764,000
__________

(1)
Option awards are based on recorded expense for 2006, determined pursuant to SFAS 123(R) utilizing the assumptions discussed in Note I to our consolidated financial statements included in our 2006 Annual Report filed with the Securities and Exchange Commission on March 15, 2007.

(2)	Such amount represents a one-time merit bonus.
(3)
Includes: annual car allowance of $17,000; employer contribution to savings funds of approximately $16,000; and a tax gross up of $11,000 relating to the above-mentioned car allowance and other immaterial perquisites.

(4)
Includes: payments of $144,000 for consulting services to More Energy, an indirect wholly-owned subsidiary, pursuant to Mr. Weiss’ consulting contract; annual car allowance of $20,000; employer contribution to savings funds of approximately $19,000; and a tax gross up of $3,000 relating to the above-mentioned car allowance and other immaterial perquisites.

(5)	Mr. Rehavi retired on March 31, 2006. See “—Employment Contracts and Termination of Employment and Change of Control Arrangements” below for further information.
(6)
Includes: payments of 6 months salary upon termination of Mr. Rehavi’s employment in the amount of approximately $200,000; amounts received from an insurance company under a key person life insurance policy in the amount of approximately $200,000; car allowance of $22,000 through the termination of his employment and six months after the termination date; an apartment allowance of $18,000 through the termination of his employment; payments in lieu of contribution to a retirement fund of $9,000; contributions to savings funds of $3,300; payments of $7,500 for an educational fund; contribution of $4,000 to a key person life insurance policy; and a tax gross up of $3,000 relating to the above-mentioned car allowance and other immaterial perquisites. We also paid severence to Mr. Rehavi of approximately $236,000, which amount was based upon a statutory percentage under Israeli law of Mr. Rehavi’s salary at the termination of his employment. Such amounts do not include an aggregate of approximately $435,000 held in savings funds and made available to Mr. Rehavi for his withdrawal upon his retirement. See “—Employment Contracts and Termination of Employment and Change of Control Arrangements - Zvi Rehavi” and “– Non-Qualified Deferred Compensation” below.

The amount of salary, bonus and other cash remuneration granted to the named executive officers in 2006 in proportion to total compensation is as follows: Robert K. Lifton - approximately 45%; Israel Fisher - approximately 67%; Howard Weingrow - approximately 42%; and Jacob S. Weiss - approximately 48%. Zvi Rehavi did not receive any equity awards in 2006.  As stated earlier, we do not have any policies or guidelines for allocating compensation between cash remuneration and long-term compensation.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Zvi Rehavi. Zvi Rehavi, our former Executive Vice President, retired on March 31, 2006 upon the expiration of his one-year employment agreement with us. In accordance with such agreement, Mr. Rehavi received upon termination of his employment approximately $200,000, equal to six months salary, fringe benefits through the 6 month period subsequent to retirement, as well as approximately $200,000 he received in insurance proceeds under a key person life insurance policy we contributed to during his tenure as one of our employees. Mr. Rehavi also received severence payments pursuant to the terms of his employment agreement, equal to a statutory percentage of his salary at the termination of his employment, aggregating approximately $345,000, of which $236,000 was paid by us directly to Mr. Rehavi upon his retirement. The remaining $109,000, along with an additional $326,000 for an aggregate of  approximately $435,000, were held in savings fund accounts and were made available to Mr. Rehavi for his withdrawal upon his retirement. These savings funds had been funded since Mr. Rehavi commenced employment with us by a combination of payroll deductions and employer contributions. See “—Non-Qualified Deferred Compensation” below.

Israel Fisher. We have an employment agreement with Israel Fisher. Mr. Fisher’s agreement is for a one year term expiring on March 23, 2008 with automatic one year renewal terms commencing on the expiration of such term, and expires upon 60 days written notice by either party or without notice by us if Mr. Fisher is terminated for cause. The agreement provides for an annual salary, with increases to be determined at each anniversary of the agreement by us and Mr. Fisher, which increase shall reflect, among other things, cost of living increases and increases in the consumer price index. Mr. Fisher has waived these benchmarks to determine his annual increases in salary and instead our compensation committee determines the increases in its discretion, as set forth above. Under the agreement, Mr. Fisher receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. The agreement also provides for 6 months salary upon notification of resignation or dismissal and upon a change of ownership of Medis El Ltd., an indirect wholly-owned subsidiary of ours, with subsequent dismissal by the new owners, which amount currently equals approximately $108,000. Furthermore, upon termination of employment, Mr. Fisher is entitled to severance payments governed by Israeli law, equal to his most recent monthly salary multiplied by the number of years of employment (as of December 31, 2006, over 14 years). As of December 31, 2006, this would have resulted in a payment to Mr. Fisher of $246,000.

Jacob S. Weiss. We have an employment agreement with Jacob Weiss. Mr. Weiss’ agreement expires upon 30 days written notice by either party or without notice by us if Mr. Weiss is terminated for cause. The agreement provides for an annual salary, with increases to be discussed by the parties after the end of each year’s term, which increases shall reflect, among other things, cost of living increases and increases in the consumer price index. Mr. Weiss has waived these benchmarks to determine his annual increases in salary and instead our compensation committee determines the increases in its discretion, as set forth above. Under the agreement, Mr. Weiss receives employee benefits that are generally available to other of our senior management employees residing in the State of Israel. Upon termination of employment, Mr. Weiss is entitled to severance payments governed by Israeli law, equal to his most recent monthly salary multiplied by the number of years of employment (as of December 31, 2006, over 6 years). As of December 31, 2006, this would have resulted in a payment to Mr. Weiss of $62,000.

Mr. Weiss also provides consulting services to More Energy, an indirect wholly-owned subsidiary, pursuant to a consultancy agreement dated as of January 1, 2003 between More Energy and a corporation majority-owned by Mr. Weiss. The agreement was for a 12 month initial term, with automatic yearly renewal terms commencing upon the expiration of the initial term and each such subsequent term. The agreement provides for payment to the consultant of a monthly retainer, reimbursement of business expenses and any applicable value added tax. The monthly retainer is $12,000. There are no severance or change of control provisions in Mr. Weiss’ consultancy agreement.

Robert K. Lifton and Howard Weingrow. We have entered into consulting agreements with each of Robert K. Lifton and Howard Weingrow. Each agreement was for a two year term which commenced January 2, 2000, with automatic yearly renewal terms commencing upon the expiration of each such term. The agreements each provide for annual retainers to be paid monthly and reimbursement of any business expenses incurred in the performance of services under the agreement. The annual retainers are subject to review by mutual agreement between the parties prior to the beginning of each renewal term. The annual retainer for 2007 being paid to Mr. Lifton is $317,125 and to Mr. Weingrow is $290,250. Each agreement further provides that either the consultant or we may terminate the agreement upon thirty days prior written notice if there is a material breach of the agreement and there was an opportunity to cure the breach. Each agreement subjects the consultant to a non-competition covenant in our favor. There are no severance or change of control provisions in Messrs. Lifton’s and Weingrow’s consultancy agreements.

Effect of Termination or Change of Control on Outstanding Stock Options. All of our named executive officers have been awarded options to purchase shares of our common stock under our 1999 Stock Option Plan. See “Employee Benefit Plans” for information on termination provisions under our 1999 Stock Option Plan and our proposed 2007 Equity Incentive Plan, which apply to all of our employees and officers, including our names executive officers. Our 1999 Stock Option Plan and our proposed 2007 Equity Incentive Plan each contains change of control provisions as described under “Employee Benefit Plans.”

Grants of Plan-Based Awards

Our compensation committee granted stock options to each named executive officer listed below pursuant to our 1999 Stock Option Plan. These options have an exercise price equal to the closing price of our common stock on the date of grant and, accordingly, will have value only if the market price of our common stock increases after that date. The stock options granted in 2006 vest in full one year after the grant date. For a further description of the 1999 Option Plan, see “—Employee Benefit Plans.”

The named executive officers were awarded the number of stock options shown in the table below.

		Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Award(2)
Robert K. Lifton Chairman and Chief Executive Officer	7/18/06	—	80,000	—	$20.98	$812,000
Israel Fisher Senior Vice-President Finance and Chief Financial Officer	7/18/06	—	30,000	—	$20.98	$294,000
Howard Weingrow Deputy Chairman and Chief Operating Officer	7/18/06	—	80,000	—	$20.98	$812,000
Jacob S. Weiss President	7/18/06	—	75,000	—	$20.98	$735,000
Zvi Rehavi Executive Vice President (retired)	—	—	—	—	—	—
__________
(1)	Amounts are equal to the closing price of our common stock or each respective date of grant.
(2)
Valuation of awards is based on the grant date fair value of the awards, determined pursuant to SFAS 123(R) utilizing the assumptions discussed in Note I to our consolidated financial statements included in our 2006 Annual Report filed with the Securities and Exchange Commission on March 15, 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the fiscal year ended December 31, 2006. Except as otherwise indicated below, each option granted to the named executive officers has a term of four years and vests in full one year after the grant date. All of the below-listed options were granted under the terms of our 1999 Stock Option Plan.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Robert K. Lifton Chairman and Chief Executive Officer	35,000(1) 60,000(2)	80,000(3)	$13.08 14.93 20.98	11/3/2008 8/26/2009 7/18/2010
Israel Fisher Senior Vice-President - Finance and Chief Financial Officer	15,000(1) 20,000(2)	30,000(3)	$13.08 14.93 20.98	11/3/2008 8/26/2009 7/18/2010
Howard Weingrow Deputy Chairman and Chief Operating Officer	31,000(1) 60,000(2)	80,000(3)	$13.08 14.93 20.98	11/3/2008 8/26/2009 7/18/2010
Jacob S. Weiss President	35,000(1) 55,000(2)	75,000(3)	$13.08 14.93 20.98	11/3/2008 8/26/2009 7/18/2010
Zvi Rehavi Executive Vice President (retired)	—	—	—	—
__________
(1) The options were fully vested on November 3, 2005.
(2) The options were fully vested on August 26, 2006.
(3) The options will be fully vested on July 18, 2007.

Option Exercises and Stock Vested

The following table sets forth information with respect to all exercise of stock options, and each vesting of stock options during the fiscal year ended December 31, 2006 by our named executive officers.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Robert K. Lifton Chairman and Chief Executive Officer	518,500	$4,632,000
Israel Fisher Senior Vice-President - Finance and Chief Financial Officer	70,000	$821,000
Howard Weingrow Deputy Chairman and Chief Operating Officer	425,000	$3,387,000
Jacob S. Weiss President	260,000	$3,208,000
Zvi Rehavi Executive Vice President (retired)	495,000	$6,442,000

Pension Benefits

We do not sponsor any retirement plans or defined benefit plans.

Non-Qualified Deferred Compensation

We offer our Israeli employees, including our Israeli-based named executive officers, savings plans that give officers and employees the option to make payroll deductions which are then, along with a matching amount we pay equal to a statutory percentage of the employee’s salary, deposited with one or more third party insurance company administrators. Upon retirement (as defined in applicable Israeli tax regulations) and subject to applicable Israeli tax and other regulations governing these savings plans, each of such officers and employees are entitled to payment out of such savings fund accounts equal to the aggregate amount contributed by the employee through payroll deductions, the aggregate matching amount we contributed and other statutory amounts we may be required to contribute upon retirement, and any other amounts contributed by any other previous employers of the employee. Such amounts are payable in accordance with the rules of the administrator of each fund, and may be a lump-sum payment upon retirement and/or monthly payments thereafter. Monthly payment amounts are not determinable at retirement.

Name	Executive Contribution in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(1)
Robert K. Lifton Chairman and Chief Executive Officer	—	—	—	—	—
Israel Fisher Senior Vice President- Finance and Chief Financial Officer	$6,300	$15,900(2)	(3)	—	$539,000(4)
Howard Weingrow Deputy Chairman and Chief Operating Officer	—	—	—	—	—
Jacob S. Weiss President	$7,700	$19,300(2)	(3)	—	$133,000(5)
Zvi Rehavi(6) Executive Vice President (retired)	$1,300	$7,300(2)	(3)	$635,000	—
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(1)	Estimated based on information made available to us by the administrators of such savings funds and other information available to us.
(2)	Such amounts are also reported in the column entitled “All Other Compensation” in the Summary Compensation Table earlier in this Compensation Discussion and Analysis.
(3)	The administrators of the savings funds do not make available such information and we are unable to obtain accurate information regarding such earnings.
(4)	Of such amount, $250,500 was reported as compensation to Mr. Fisher in our Summary Compensation Table for each of the years 1999 - 2006.
(5)	Of such amount, $94,000 was reported as compensation to Mr. Weiss in our Summary Compensation Table for each of the years 2001 - 2006.
(6)
Contributions were made in the first quarter prior to Mr. Rehavi’s retirement. The $7,300 under the column “Registrant Contributions in Last Fiscal Year” consists of our annual contribution of $4,000 to a key person life insurance policy we contributed to during Mr. Rehavi’s tenure as one of our employees, the cash value of which he received upon his retirement on March 31, 2006, and our contributions to his savings funds of $3,300. Of the  $635,000 under the column “Aggregate Withdrawals/Distributions,” approximately $200,000 reflects the cash value received under the key person life insurance policy referred to above and approximately $435,000 reflects the amount held in his savings fund accounts that were made available to Mr. Rehavi for his withdrawal upon his retirement.

Director Compensation

The compensation and benefits for service as a member of the board of directors is determined by the compensation committee of our board of directors. Directors employed by us are not compensated for service on the board or on any committee of the board; however, we reimburse each of our directors for any out-of-pocket expenses in connection with attending meetings of our board of directors and committees of the board of directors. The compensation committee approved a compensation plan for our non-employee directors. As of January 2007, non-employee directors are entitled to receive $1,500 for each board of directors meeting attended, and members of our audit committee and compensation committee are each entitled to receive $2,000 for each committee meeting attended. Furthermore, directors are entitled to receive reimbursement for travel, lodging and a flat per diem of $85 for each board or committee meeting attended out of town.

Non-employee directors are entitled to participate in our 1999 Stock Option Plan. While we have no formal policy with respect to the awarding of stock options to non-employee directors, we have granted stock options to non-employee director upon their first election or appointment to the board of directors and we may do so for and upon any future new appointments to our board. In addition, each person who was already serving as a non-employee member of the board of directors and will continue to serve on the board of directors are typically granted stock options on an annual basis. These options have an exercise price per share equal to the closing price of our common stock on the date of grant and, like options granted to officers and employees, in recent years have vested in full on the one year anniversary of the grant date. The following table sets forth a summary of the compensation we paid to our non-employee directors in 2006:

Name(1)	Fees earned or paid in cash	Options awards(2)	All other compensation	Total
Amos Eiran	$4,000	$30,000	$15,000(4)	$49,000
Zeev Nachmoni	$4,000	$30,000		$34,000
Philip Weisser	$11,500	$64,000		$75,500
Jacob E. Goldman	$16,500	$94,000		$110,500
Mitchell H. Freeman	$16,500	$94,000		$110,500
Steve M. Barnett	$9,000	$59,000		$68,000
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(1)
Robert K. Lifton, Howard Weingrow and Jacob S. Weiss are not included in this table as they are paid as employees and/or consultants and thus received no compensation for their services as directors. The compensation received by each of them as employees is shown above under the heading “Summary Compensation Table.”

(2)
Option awards are based on recorded expense for 2006, determined pursuant to SFAS 123(R) utilizing the assumptions discussed in Note I to our consolidated financial statements included in our 2006 Annual Report filed with the Securities and Exchange Commission on March 15, 2007.  The full grant date fair value computed in accordance with SFAS 123(R) of such option awards to the named director in 2006 is as follows: Amos Eiran - $66,000; Zeev Nachmoni - $66,000; Philip Weisser - $142,000; Jacob E. Goldman - $208,000; Mitchell H. Freeman - $208,000; and Steve M. Barnett - $132,000.

(3)	Represents payment of fees to the named director for consulting services provided to us in 2006.

Employee Benefit Plans

Medis Technologies Ltd. 1999 Stock Option Plan

The Medis Technologies Ltd. 1999 Stock Option Plan was adopted by our board of directors and approved by our stockholders on July 13, 1999, and amended most recently in July 2006. A total of 5,000,000 shares of our common stock have been reserved for issuance under the 1999 Option Plan. Under the 1999 Option Plan, we are authorized to grant to officers and other employees options to purchase shares of our common stock intended to qualify as incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, and to employees, non-employee directors, consultants or independent advisors options that do not qualify as incentive stock options under the Internal Revenue Code. Options granted in recent years generally expire four years from the date of grant and vest in full on the first anniversary of the date of grant. Options granted under the 1999 Option Plan are not transferable by the recipient except by will or by the laws of descent and distribution, to relatives specified in the 1999 Option Plan or to entities owned by the grantee, as further described in the 1999 Option Plan. As of December 31, 2006, options to purchase an aggregate of 1,431,000 shares of our common stock were outstanding under the 1999 Option Plan at a weighted average exercise price of $17.48 per share. In 2007, through March 31, 2007, we granted options to purchase an additional 16,000 shares of our common stock under the 1999

Option Plan. Upon and subject to shareholder approval of our proposed 2007 Equity Incentive Plan, we expect to cease granting stock options under the 1999 Option Plan and instead grant stock options under the 2007 Equity Incentive Plan.

Administration. The 1999 Option Plan is currently administered by our compensation committee pursuant to its appointment to that position by our board in accordance with the terms of the 1999 Option Plan. The compensation committee has the authority to make all determinations and to take all other actions necessary or advisable for the administration of the 1999 Option Plan.

As the administrator under the 1999 Option Plan, the compensation committee is authorized to adopt, amend and rescind rules relating to the administration of the 1999 Option Plan, subject to the express provisions of the 1999 Option Plan. Our board can amend, alter, suspend or discontinue this plan at any time, although certain amendments would require shareholder approval and an amendment cannot adversely affect any rights under an outstanding grant without the grantee’s consent.

Awards. Under the 1999 Option Plan, we may grant incentive stock options intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code and non-qualified stock options. The 1999 Option Plan provides that the exercise price shall be determined by the administrator; provided however, that the incentive stock option may not have an exercise price less than the fair market value of a share of common stock on the date of grant. If the grantee of an incentive stock option owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, then the incentive stock option may not have an exercise price less than 110% of the fair market value of a share of common stock on such date. Subject to the grantee’s continued employment, each option will expire after a term determined at the time of grant by the administrator. Such term, however, may not exceed ten years and in the case of an incentive stock option granted to a person who owns more than ten percent of the total combined voting power of all classes of stock on the date of grant, such term shall not exceed five years.

The 1999 Option Plan provides that if the aggregate fair market value of the shares with respect to which a designated incentive stock option is exercisable for the first time by the grantee during any calendar year under this plan exceeds $100,000, then that portion which equals the first $100,000 is allocated to the incentive stock option and the remaining portion is deemed to be a non-qualified stock option. For this purpose, the fair market value of the shares is determined based on the date the option was granted.

The 1999 Option Plan provides that if a grantee’s employment relationship terminates, other than for death, disability or for cause, then the grantee’s unvested options shall terminate immediately. Options that have vested but remain unexercised, deferred, or unpaid as of the date of such termination shall terminate three months after such termination; provided, however, that options will not be exercisable after the end of the term set out in the option agreement. If a grantee’s employment relationship terminates for death or disability then the options are governed in accordance with the term and conditions as specified at the time of the grant in the grantee’s Stock Option Agreements. Pursuant to stock option agreements under the 1999 Option Plan, a grantee’s stock options will vest upon the grantee’s death or disability. If a grantee’s employment relationship terminates for cause, then none of the options may be exercised and all of the grantee’s rights in the options are forfeited upon termination.

Eligibility. Under the terms of the 1999 Option Plan, a non-qualified option may be granted to those current or prospective employees, directors, and advisors deemed eligible to participate in the 1999 Option Plan by the administrator. Incentive stock options may only be granted to our officers and other employees.

Adjustments. In the event of any change in our outstanding common stock by reason of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, recapitalization, merger, or similar event, then the administrator may make an equitable adjustment in the number of shares authorized for issuance under this plan and the purchase price per share thereof.

Recapitalization; Change of Control; Reorganizations. In the event that the outstanding shares of our common stock are changed into or exchanged for a different number or kind of shares or other of our securities or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in accordance with Section 424(a) of the Internal Revenue Code in the number and kind of shares as to which options may be granted under the 1999 Option Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.

In addition, unless otherwise determined by the administrator, in the case of any (i) sale or conveyance to another entity of all or substantially all of our property and assets or (ii) a change in control (as defined in the 1999 Option Plan), the purchaser(s) of our assets or stock may deliver to the optionee the same kind of consideration that is delivered to our stockholders as a result of such sale, conveyance or change in control, or the administrator may cancel all outstanding options in exchange for consideration in cash or in kind which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or change in control, less the exercise price therefor. Upon receipt of such consideration, the options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the administrator, and in the case of shares of common stock, in accordance with the provisions set forth in the 1999 Option Plan.

The administrator shall also have the power and right to accelerate the exercisability of any options upon such a sale, conveyance or change in control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options.

If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, our board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Internal Revenue Code applies, then, notwithstanding any other provision of the 1999 Option Plan, our board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and its regulations, and any such option shall not reduce the number of shares otherwise available for issuance under the 1999 Option Plan.

Termination or Amendment. Unless earlier terminated by our board, the 1999 Option Plan will terminate on July 13, 2009.

Tax Consequences-U.S. The following summary is intended as a general guide to the United States federal income tax consequences relating to the issuance and exercise of stock options granted under the 1999 Option Plan. This summary does not attempt to describe all possible federal or other tax consequences of such grants or tax consequences based on particular circumstances.

•
Incentive Stock Options. Optionees recognize no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Internal Revenue Code (unless the optionee is subject to the alternative minimum tax). Optionees who neither dispose of their shares acquired upon the exercise of an incentive stock option, or incentive stock option shares, within two years after the stock option grant date nor within one year after the exercise date normally will recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the amount paid for the incentive stock option shares. If an optionee disposes of the incentive stock option shares within two years after the stock option grant date or within one year after the exercise date (each a “disqualifying disposition”), the optionee will realize ordinary income at the time of the disposition in an amount equal to the excess, if any, of the fair market value of the incentive stock option shares at the time of exercise (or, if less, the amount realized on such disqualifying disposition) over the exercise price of the incentive stock option shares being purchased. Any additional gain will be capital gain, taxed at a rate that depends upon the amount of time the incentive stock option shares were held by the optionee. A capital gain will be long-term if the optionee’s holding period is more than 12 months. We will be entitled to a deduction in connection with the disposition of the incentive stock option shares only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO shares.
•
Nonstatutory Stock Options. Optionees generally recognize no taxable income as the result of the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the difference between the stock option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally would be subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any subsequent gain or loss, generally based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Tax Consequences-Israeli. The following summary is intended as a general guide to the Israeli tax consequences relating to the issuance and exercise of stock options granted under the 1999 Option Plan. This summary does not attempt to describe all possible tax consequences of such grants or tax consequences based on particular circumstances.

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Approved 102 Options. Approved 102 Options are governed by Section 102(b) of Israel's Income Tax Ordinance [New Version], 1961 (the "Ordinance") and will be held by a trustee for the benefit of the option holders for the requisite holding period under Section 102, which is two years following the end of the tax year in which the options were granted to the optionee, with respect to a CGO (as defined below) and which is one year following the end of the tax year in which the options were granted to the optionee, with respect to an OIO (as defined below). Under current tax laws in effect in the State of Israel, the optionees will not be required to recognize income for Israeli income tax purposes at the date of grant of Approved 102 Options nor at the date of exercise of such options. The release of an Approved 102 Option (or of a share received on the exercise thereof) from the trustee to the optionee, or the sale of an Approved 102 Option (or of a share received on the exercise thereof), whichever is earlier, is a taxable event under Israeli law.

The grant of Approved 102 Options is subject to approval by Israel's Income Tax Authorities. In addition, CGOs and OIOs may not be granted simultaneously, and our election of the type of Approved 102 Options to be granted under the Plan has to be filed with the Israeli Tax Authorities at least 30 days before the first date of grant of Approved 102 Options. Such election will become effective as of the first date of grant of an Approved 102 Option under the Plan and shall remain in effect at least until the end of the year following the year during which we first granted an Approved 102 Option. Our election shall not prevent us from also granting Unapproved 102 Options at any time or from time to time.

Approved 102 Options may either be classified as a capital gain option ("CGO") or an ordinary income option ("OIO").

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CGO. With respect to a CGO, the optionee will realize a capital gain in an amount equal to the spread between (i) the fair market value of the share purchased upon such exercise, on the date such share is sold or released from trust, as the case may be, and (ii) the exercise price of the option. Capital gains realized will be taxed at a flat rate of 25%. Furthermore, the capital gains upon the sale of the shares will not be subject to Israeli social taxes.

In cases where the exercise price of options is lower than the fair market value of the company's shares on the date of grant (the fair market value of the shares at grant shall be determined according to the average value of the shares on the 30 days preceding the date of grant), the excess of the fair market value of the shares on the date of grant over the exercise price (the "Rebate") shall be considered as compensation income. Upon the sale of shares received following the exercise of options or upon release from the trust, whichever is earlier, the taxable gain shall be taxed in two parts:

o	The Rebate will be taxable as ordinary income, and the optionee will be subject to social taxes and income tax rates will be determined in accordance with the optionee's marginal tax rates; and

o
The difference between (i) the fair market value of the share on the date such shares were sold or released from the trust, as the case may be, and (ii) the exercise price of the option (plus the Rebate) shall be taxable as capital gain at a flat rate of 25%. Furthermore, the capital gains upon the sale of the shares will not be subject to Israeli social taxes.

For so long as the shares received upon exercise of the options are held in trust, there will be no taxable event. However, if such shares are transferred from the trust to the optionee, a taxable event will then occur. If the optionee then sells such shares, a second taxable event will occur.

To the extent the shares received following the exercise of options are sold during the holding period required under Section 102 of the Ordinance, the taxable gain will be considered as ordinary income and will be liable for social taxes. Income tax rates will be determined in accordance with the optionee's marginal tax rates.

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OIO. With respect to an OIO, the optionee will recognize compensation income, taxable as ordinary income in an amount equal to the difference between (i) the fair market value of the share purchased upon such exercise, on the date such share is sold or released from trust, as the case may be, and (ii) the exercise price of the option. Furthermore, the compensation income upon the sale of the shares will be subject to Israeli social taxes. Income tax rates will be determined in accordance with the optionee's marginal tax rates.

For so long as the shares received upon exercise of the options are held in trust, there will be no taxable event. However, if such shares are transferred from the trust to the optionee, a taxable event will then occur. If the optionee then sells such shares, a second taxable event will occur.

To the extent the shares received following exercise of options are sold during the trust period applicable to OIOs, the optionee will recognize ordinary income at the time of such sale or transfer equal to the higher of the tax liability on the grant date or the tax liability upon disposition or transfer.

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Unapproved 102 Options. Unapproved 102 Options are governed by Section 102(c) of the Ordinance and are not required to be held by a trustee. With respect to non-traded options, the optionee will recognize compensation income, taxable as ordinary income at his or her marginal tax rate upon the sale of shares received following the exercise of options. Furthermore, the compensation income upon the sale of the shares will be subject to Israeli social taxes.

2007 Equity Incentive Plan

For a description of our proposed 2007 Equity Incentive Plan, please see the section of this Proxy Statement entitled “Proposal Three - Approval of 2007 Equity Incentive Plan.”

Limitation of Liability and Indemnification of Officers and Directors

We are incorporated in the State of Delaware. Under our restated certificate of incorporation, as amended, we may indemnify, and advance expenses to, any and all persons whom we have the power to indemnify under section 145 of the Delaware General Corporation Law, including our directors, officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Our certificate of incorporation also provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their actions as directors. Under our bylaws, we are permitted to enter into indemnification agreements and purchase insurance to the extent permitted by Section 145 of the Delaware General Corporation Law.

We have procured and intend to maintain a directors’ and officers’ liability insurance policy, which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, officers, employees or agents as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer. We believe provisions in our certificate of incorporation are necessary to attract and retain qualified persons as directors and officers.

CERTAIN RELATIONSHIPS; RELATED PARTY TRANSACTIONS

In April 2003 and May 2004, we loaned an aggregate of approximately $264,000 to Gennadi Finkelshtain, principally to enable him to pay certain tax obligations arising from the sale to us of his interest in More Energy Ltd. Mr. Finkelshtain has executed a non-recourse, interest bearing, secured promissory note in favor of us evidencing such loans. The interest rate under the note is equal to the applicable federal rate for mid-term loans in effect in April 2003, which equals a rate of 2.94% per annum. Mr. Finkelshtain has also entered into a pledge agreement with us under which he has pledged as collateral for the payment in full of his obligations under the Note 120,000 shares of our common stock owned by him. Such loan to Mr. Finkelshtain was approved by our full Board of Directors prior to the implementation of our written Related Party Transaction Policy described below. In December 2004, we loaned an additional $25,000 to Mr. Finkelshtain. Mr. Finkelshtain executed a second promissory note in favor of us. Such second promissory note had a maturity date of December 31, 2006 and an interest rate equal to the applicable federal rate for mid-term loans in effect in December 2004 of 3.56%. During the year ended December 31, 2006, Mr. Finkelshtain paid in full all principal (approximately $289,000) and interest (approximately $26,000) due in accordance with the terms of the notes.

We paid rent of approximately $100,000 in 2006 for the use of office space in premises occupied by the Stanoff Corporation, which is beneficially owned by Messrs. Lifton and Weingrow. Furthermore, we reimbursed Stanoff for the use of its administrative staff at such office in the amount of approximately $69,000 in 2006. These transactions were approved by our Audit Committee following the procedures set forth in our written Related Party Transaction Policy, described below.

We have adopted a written policy which shall be followed in connection with all related party transactions involving our company. The policy requires the prior approval by our Audit Committee for any transaction, arrangement or relationship in which (i) the aggregate amount involved will or may be expected to reach $50,000 in any calendar year, (ii) we are a participant and (iii) any related person has or will have an interest. Related persons include our executive officers, directors, greater than 5% stockholders or immediate family members of any of the foregoing. Pursuant to the policy, the audit committee, among other factors, is required to take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances. In addition, the Chairman of the Audit Committee has the authority to approve or ratify any interested transaction with a related person in which the aggregate amount involved is expected to be less than $25,000.

PROPOSAL TWO

APPROVAL TO AMEND OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK

Background And Reasons For The Proposed Amendment

Our board of directors has unanimously approved an amendment to our Certificate of Incorporation to increase the number of shares of common stock which we shall be authorized to issue from 41,500,000 to 43,500,000.

We are requesting approval of this proposal because we need additional shares of common stock available pursuant to possible financings and other corporate purposes.

The additional shares of common stock may be issued from time to time as our board of directors may determine without future action of our stockholders, except as may be required by applicable law and the regulations of The Nasdaq Stock Market. We do not currently have any agreements, arrangements or understandings for the issuance of shares of common stock with respect to any financing, exchange, merger, acquisition or similar transaction.

The increase in the authorized number of shares of common stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of our company without further action by our stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease existing stockholders’ percentage equity ownership and, depending upon the price at which they are issued, could be dilutive to existing stockholders.

Stockholders do not currently possess, nor upon the adoption of the proposed amendment will they acquire, preemptive rights which would entitle such persons, as a matter of right, to subscribe for the purchase of any of our securities.

Stockholder Approval

Approval of this proposal requires the affirmative vote of the holders of a majority of the voting power of our shares of common stock outstanding on the record date.

Effectiveness of Amendment

If approved by the stockholders, the amendment will become effective upon the filing of a Certificate of Amendment to our Certificate of Incorporation, setting forth the proposed amendment, with the Secretary of State of the State of Delaware.

Our board of directors unanimously recommends a vote FOR approval of the amendment to the certificate to increase the number of authorized shares of our common stock.

PROPOSAL THREE
APPROVAL OF 2007 EQUITY INCENTIVE PLAN

General

We are proposing for stockholder approval the Medis Technologies Ltd. 2007 Equity Incentive Plan (the “2007 Plan”) pursuant to which various types of stock-based incentives may be awarded to selected participants, including to our and our subsidiaries’ and affiliates’ employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable to us. In April 2007, the 2007 Plan was adopted by our Board of Directors subject to approval of our stockholders.

We are seeking stockholder approval of the 2007 Plan in order to meet requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and preserve the tax deductibility of certain performance-based awards that are intended by us to be deductible. Stockholder approval of the 2007 Plan will also constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) may be based under the 2007 Plan and (ii) the classes of employees eligible to receive awards under the 2007 Plan. See “—Tax Status of 2007 Plan Awards—Section 162(m).”

We believe that the awards made under the 2007 Plan will help retain and motivate the recipients to exert their best efforts on our behalf, thus benefiting our company and our stockholders. We believe that equity-based incentive awards are crucial to recruit and retain employees, as well as an important means of aligning employee interests with those of our stockholders.

Description of 2007 Plan

The description of the 2007 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the 2007 Plan itself. The complete text of the 2007 Plan is attached as Annex B to this Proxy Statement.

Purpose

The purpose of the 2007 Plan is to aid us in attracting, retaining and motivating our and our subsidiaries’ and affiliates’ employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable to us, and to provide us with a stock plan providing a broad range of incentives directly related to our success.

Eligibility

Awards may be made to any of our or our subsidiaries’ or affiliates’ employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable to us, in the discretion of our compensation committee.

Shares Subject to the Plan

The total number of shares of common stock that may be issued under the 2007 Plan is 1,000,000. If any award is forfeited or otherwise terminates or lapses without payment of consideration, the shares subject to that award will again be available for future grant.

Types of Awards

Under the 2007 Plan, the compensation committee may award stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, as described below.

Stock Options and Stock Appreciation Rights

Stock options awarded under the 2007 Plan may be (i) nonqualified or incentive stock options, with respect to awards granted to U.S. citizens or those deemed to be residents of the U.S. for purposes of taxation, and (ii) “102 Awards” and “3(9) Awards,” with respect to awards granted to Israeli citizens or those deemed to be residents of Israel for purposes of taxation.

Stock appreciation rights may be granted independent of or in conjunction with stock options. The exercise price per share of common stock for any stock options or stock appreciation rights cannot be less than the fair market value of a share of common stock on the date the award is granted. The compensation committee will be responsible for administering the 2007 Plan and may impose the terms and conditions of stock options and stock appreciation rights as it deems fit, but the awards generally will not be exercisable for a period of more than ten years after they are granted. Participants in the 2007 Plan will not receive dividends or dividend equivalents or have any voting rights with respect to shares underlying stock options or stock appreciation rights. Each stock appreciation right granted independent of a stock option will entitle a participant upon exercise to an amount equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock over (B) the exercise price, multiplied by (ii) the number of shares of common stock covered by the stock appreciation right. Payment of the exercise price will be made in cash and/or shares of common stock (valued at fair market value), as determined by the compensation committee.

Restricted Stock and Restricted Stock Units

The compensation committee will determine the terms and conditions of restricted stock and restricted stock unit (“RSU”) awards, including the number of shares of restricted stock to grant to a participant. The compensation committee may also determine the period during which, and the conditions, if any, under which, the restricted stock and RSU may be forfeited. Dividends on restricted stock, or dividend equivalents with respect to RSUs, may be paid directly to the participant, withheld by us subject to vesting, or reinvested in additional shares of restricted stock, as determined by the compensation committee, in its sole discretion. Certain restricted stock or RSU awards may be granted in a manner designed to allow us to deduct their value under Section 162(m); these awards will be based on one or more of the performance criteria set forth below.

Other Stock-Based Awards

The compensation committee may grant stock awards, unrestricted stock and other awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, our common stock (including restricted stock units). Such stock-based awards may be in the form, and dependent on conditions, determined by the compensation committee, including the right to receive, or vest with respect to, one or more shares of common stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.

Performance-Based Awards

Certain awards may be granted in a manner designed to allow us to deduct their value under Section 162(m). These performance-based awards will be based on one or more of the following performance criteria: (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes and amortization, (iv) return on equity, (v) total stockholder return, (vi) share price performance, (vii) return on capital, (viii) return on assets or net assets, (ix) revenue, (x) income or net income, (xi) operating income or net operating income, (xii) operating profit, (xiii) operating margin or profit margin, (xiv) return on operating revenue, (xv) return on invested capital, (xvi) market segment share, (xvii) product cost reduction, (xviii) book value, (xix) debt/capital ratio, (xx) capital expenditures, (xxi) price/earnings growth, (xxii) production milestones, (xxiii) research and development milestones or (xxiv) any combination of the foregoing. The compensation committee will establish the performance goals for these performance-based awards and certify that the goals have been met, in each case, in the manner required by Section 162(m).

Adjustments Upon Certain Events

In the event of a change in the outstanding shares of our common stock due to a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, share exchange or any other similar transaction, the compensation committee may adjust (i) the number or kind of shares of common stock or other securities issued or reserved for issuance pursuant to the 2007 Plan or pursuant to outstanding awards, (ii) the number of shares covered by outstanding awards, and/or (iii) the exercise price per share of common stock covered by an award under the 2007 Plan. Upon the occurrence of a merger/sale of our company (as defined in the 2007 Plan), the 2007 Plan Committee may, in its sole discretion (a) provide for the assumption by the successor corporation of the affected award or (b) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected awards previously granted under the 2007 Plan. In the event the successor corporation does not agree to assume outstanding awards or substitute equivalent awards, the compensation committee may, in its sole discretion, accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an award, or cancel such awards for fair value.

Administration

The 2007 Plan will be administered by the compensation committee, which consists of at least two directors who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “outside directors” within the meaning of Section 162(m). The compensation committee is authorized to interpret the 2007 Plan, to establish, amend and rescind any rules and regulations relating to the 2007 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2007 Plan.

Amendment and Termination

Our Board of Directors may suspend, terminate, modify or amend the 2007 Plan, whether retroactively or prospectively, but no suspension, termination, modification or amendment which requires stockholder approval under applicable law shall be effective without requisite stockholder approval, unless otherwise determined by our Board of Directors. Furthermore, no suspension, termination, modification or amendment may adversely affect any award previously granted unless the written consent of the participant so affected is obtained. No new awards may be made under the 2007 Plan after the tenth anniversary of the effective date of the 2007 Plan.

Transferability

Awards under the 2007 Plan are not transferable or assignable by participants other than by will or the laws of descent and distribution, unless determined otherwise in certain circumstances by the compensation committee. Awards may be exercised after the death of a participant by the legatees, personal representatives or distributees of such participant.

Successors and Assigns

The 2007 Plan is binding on our successors and assigns and the successors and assigns of the participants; participants’ estates and the executors, administrators or trustees of such estates; and any receiver or trustee in bankruptcy or other representative of participants’ creditors.

Awards Under the 2007 Plan

As stated above, any awards under the 2007 Plan will be determined by the compensation committee in its discretion. It is, therefore, not possible to predict the awards that will be made to particular individuals in the future under the 2007 Plan.

Tax Status of 2007 Plan Awards

U.S. Tax Status

The following discussion of the U.S. federal income tax status of awards under the 2007 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options. If the stock option is a nonqualified stock option, no income is realized by the participant at the time of grant of the stock option, and no deduction is available to us at such time. At the time of exercise (other than by delivery of shares of common stock to us), ordinary income is realized by the participant in an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price, and we receive a tax deduction for the same amount. If a stock option is exercised by delivering common stock to us, a number of shares received by the optionee equal to the number of shares so delivered will be received free of tax and will have a tax basis and holding period equal to the shares so delivered. The fair market value of additional shares of common stock received by the participant will be taxable to the participant as ordinary income, and the participant’s tax in such shares will be their fair market value on the date of exercise. Upon disposition, any difference between the participant’s tax basis in the shares of common stock and the amount realized on disposition of the shares is treated as capital gain or loss.

Incentive Stock Options. If the option is an incentive stock option, no income is realized by the participant upon award or exercise of the option, and no deduction is available to us at such times. If the common stock purchased upon the exercise of an incentive stock option is held by a participant for at least two years from the date of the grant of such option and for at least one year after exercise, any resulting gain is taxed, upon disposition of the shares, at long-term capital gains rates. If the common stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the common stock at the time of exercise and the exercise price, is taxed at ordinary rates as compensation paid to the participant, and we are entitled to a deduction for an equivalent amount. Any amount realized by the participant in excess of the fair market value of the stock at the time of exercise is taxed at capital gains rates.

Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value.

Restricted Stock. Subject to Section 162(m), discussed below, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant as permitted under Section 83(b) of the Tax Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date.

Restricted Stock Units. Subject to Section 162(m), discussed below, we receive a deduction and the participant recognizes taxable income at the time restricted stock units vest and are settled, equal to the fair market value of the shares of common stock issued or other cash or property paid in settlement of the award. Section 83(b) of the Tax Code is not applicable to restricted stock units.

Section 162(m). Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to our Chief Executive Officer and our four other most highly compensated executive officers in any taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of (i) the performance criteria upon which performance-based awards may be based, (ii) the annual per-participant limits on grants and (iii) the class of employees eligible to receive awards. In the case of restricted stock and performance-based awards, other requirements generally are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee solely of at least two outside directors, as defined under Section 162(m), and that no discretion be retained to increase the amount payable under the awards. In the case of stock options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the stock option or stock appreciation right be not less than the fair market value of the common stock on the date of grant.

Section 409A. Section 409A of the Tax Code (“Section 409A”) generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) on the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the 2007 Plan may constitute “deferred compensation” within the meaning of Section 409A. The 2007 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional tax on the 2007 Plan participants under Section 409A.

Israeli Tax Status

Following the tax reforms effective January 2003 and January 2006, under the Israeli Income Tax Ordinance [New Version] 1961 (the “Ordinance”), options and shares granted to Israeli employees (including directors) which are not “controlling shareholders” as defined in the Ordinance, may be granted only under one of three alternatives available under Section 102 of the Ordinance (“Section 102”). Controlling shareholders, consultants and service providers may be granted options and shares under Section 3(I) of the Ordinance.

Section 102.  We are required to choose one of the below three alternatives, and all issuances of awards to our Israeli employees are required to be made under such alternative for a minimum period of one year following the end of the calendar year during which the first issuance under such alternative was made. The primary effect on our company between the three alternatives is that only under the “ordinary income” alternative (with a trustee) can we deduct the recognized income of the participant as an expense. The three alternatives available under Section 102 are as follows:

•
Section 102(b)(1) – “ordinary income” with a trustee. Under this alternative options as shares issued to eligible participants are to be held by a trustee for one year from the date of grant and deposited with the trustee.  Upon the sale of shares or upon release of such shares from the trust (but not before the end of the trust period), whichever is earlier, the holder of the shares will recognize compensation income, taxable as ordinary income at the holder’s marginal tax rate, for the difference between (i) the fair market value of the share or the consideration received, on the date such share was sold or released from trust, as the case may be, and (ii) the exercise price of the option. The taxable income will be subject to social security taxes.

To the extent the shares issued upon the exercise of an option are sold or released from the trust, as the case may be, during the trust period, the holder of the shares will recognize a tax event at the date of such sale or release from trust, as the case may be, which shall equal the higher of the tax liability at the date of grant of the options (plus interest and linkage differentials to the Israeli consumer price index) or the tax liability upon disposition or transfer of the shares.

•
Section 102(b)(2) – “capital gains” with a trustee. Under this section, options or shares issued to eligible participants are to be held by a trustee for two years from the date of grant and deposited with the trustee. Options for publicly traded shares are taxed under this section as follows:

o
on the date of grant, the participant will recognize as ordinary income the difference between the fair market value of the shares at grant and the exercise price of the option (this income is taxable at the holder’s marginal tax rate and the actual payment of such tax is deferred until the payment of the tax specified in the next bullet); and

o
upon the earlier of the sale of the shares underlying the options or upon release of those shares or the options themselves from the trust (subsequent to the end of the trust holding period), the holder will realize capital gains in an amount equal to the difference between (i) the fair market value of the share or the consideration received, on the date the share or option was sold or released from the trust, as the case may be, and (ii) the fair market value of the shares at grant. Capital gains are taxed at a rate of 25% (assuming there was no violation of the trust holding period regulations). Capital gains derived from the sale of shares are not subject to any social security taxes.

To the extent the shares issued upon the exercise of an option are sold or released from the trust, as the case may be, during the trust period, the holder of the shares will recognize a tax event at the date of such sale or release from trust, as the case may be, and the taxable gain will be considered as ordinary income at the holder’s marginal tax rate and will also be subject to social security taxes.

•	Section 102(c) – grants without a trustee and without a trust period. The tax consequences of these options are identical to options granted under the “ordinary income” alternative described above.

Section 3(I) Options.  Options under Section 3(I) of the Ordinance may be granted only to consultants or service providers, or to our employees who are “controlling shareholders.” Such grantees will recognize compensation income, taxable as ordinary income according to the holder’s marginal tax rate, upon the exercise of an option. The taxable income will be subject to social security taxes. There is no requirement to place Section 3(I) options with a trustee and are distinct from the options granted under Section 102.

Other Information and Conclusion

On April 18, 2007, the closing sale price of our common stock, as reported on the Nasdaq Global Market, was $17.97 per share.

We believe that our best interests will be served by the approval of the 2007 Plan. The 2007 Plan will enable us to be in a position to continue to grant long-term incentive awards to employees, directors and consultants, including those who through promotions and development of our business will be entrusted with new and more important responsibilities, while preserving our cash resources and, where appropriate, the tax deductibility of these awards.

Stockholder Approval

The affirmative vote of the holders of a majority of the voting power of our shares of common stock that are present in person or by proxy at the meeting is required for approval of the 2007 Equity Incentive Plan.

Our board of directors unanimously recommends a vote FOR approval of the 2007 Equity Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has appointed Kost Forer Gabay & Kasierer, a member of Ernst & Young Global, Independent Registered Public Accounting Firm, as our independent auditor for 2007. We expect a representative of our independent auditors to attend the 2007 Annual Meeting of Stockholders. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Professional Services Fees

Fees incurred by us for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories are approximately as follows:

	2006	2005
Audit fees	$127,000	$121,000
Audit-related fees	87,000	53,000
Tax fees	57,000	34,000
All other fees	─	─
Total	$271,000	$208,000

Fees for audit services include fees associated with the audit of our annual financial statements, audit of our assessment of our internal controls over financial reporting, review of financial statements included in our quarterly reports on Form 10-Q and services provided by our auditors in connection with statutory and regulatory filings or engagements, including review of documents filed with the SEC. Audit-related fees relate to assurance and related services by our auditors that are reasonably related to the performance of the audit or review of our financial statements. Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the Company’s independent auditor. Accordingly, the audit committee must approve the permitted service before the independent auditor is engaged to perform it.

Our audit committee has determined that the provision of the above services is compatible with maintaining our auditor’s independence.

ANNUAL REPORT

Our 2006 Annual Report is being mailed to stockholders together with this proxy statement. No part of such Annual Report shall be regarded as proxy-soliciting material or as a communication by means of which any solicitation is being or is to be made. We will provide without charge to each of our stockholders, upon the written request of any such stockholders, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, exclusive of exhibits. Written requests for such Form 10-K should be sent to Howard Weingrow, Deputy Chairman and Chief Operating Officer, Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022.

OTHER MATTERS

Our board of directors knows of no other matters to be brought before the meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

2008 STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. In order for stockholder proposals for our 2008 Annual Meeting of Stockholders to be eligible for inclusion in our proxy statement, they must be received by us at the below address not later than February 18, 2008.

In addition, our By-laws contain certain notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in our proxy materials. If a stockholder commences his or her own proxy solicitation for the 2008 annual meeting of stockholders or seeks to nominate a candidate for election or proposes business for consideration at such meeting, we must receive written notice of such proposal or nomination no later than 60 days or no earlier than 90 days before July 18, 2008 (the 1-year anniversary of our 2007 Annual Meeting of Stockholders) (provided, however, that in the event that the date of the 2008 annual meeting of stockholders is more than 30 days before or after July 18, 2008, the notice must be delivered to us no earlier than 90 days prior to the 2008 annual meeting of stockholders and no later than the later of (i) 60 days before the 2008 annual meeting of stockholders or (ii) 10 days following the earlier of the day the 2008 annual meeting of stockholders is first announced by us or notice of such meeting is mailed). If the notice is not received by such date, it will be considered untimely under our By-laws. All notices must comply with the requirements of our By-laws.

Proposals and notices should be directed to the attention of Medis Technologies Ltd., 805 Third Avenue, New York, New York 10022; Attention: Secretary.

ANNEX A

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Medis Technologies Ltd. (the “Company”) in fulfilling its oversight responsibilities. The Committee will oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements. In performing its duties, the Committee will maintain effective working relationships with the Board, management, the internal auditors, if any, and the independent accountants.

Membership

The Committee will consist of at least three Directors. The Board shall determine the size of the Committee, appoint its members and fill any vacancies that may occur. Each member of the Committee shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. and applicable federal law. The members of the Committee may be removed and/or replaced by the Board at any time. Each year, the Board shall determine which members of the Committee are "audit committee financial experts" as defined by the Securities and Exchange Commission (the "SEC").

Organization

The Committee will meet at least four times each year, or more frequently as circumstances require. A Committee member will be appointed by the Board to serve as the Chair of the Committee. The Chair of the Committee may call a Committee meeting whenever deemed necessary. The Chair of the Committee will develop, in consultation with management when appropriate, the Committee agenda. The Committee may ask members of management or others to attend meetings and may request any information it deems relevant from management.

A quorum of the Committee consists of a majority of its members. All actions of the Committee must be approved by a majority vote of the members present, unless there are only two members present, in which case such actions require a unanimous vote.

General Responsibilities

In carrying out its responsibilities, the Committee shall:

1.	Maintain open communications with the internal auditors, the independent accountants, management and the Board.

2.	Report Committee actions to the full Board and make appropriate recommendations.

3.
In its discretion, conduct or authorize investigations into matters within its scope of responsibility and, if the Committee deems appropriate, retain independent counsel, accountants and other advisers to assist in the conduct of any such investigations. The Committee shall have sole authority to approve related fees and retention terms of such advisers.

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4.	Meet with the Company’s independent accountants and management in executive sessions to discuss any matters the Committee or these persons or groups believe should be discussed privately.

5.
Review and reassess the adequacy of the Committee's charter annually. The Chair of the Committee shall have primary responsibility for such review and reassessment and shall cause the results of such review and reassessment to be recorded in the minutes of the Committee.

6.
Review the interim financial statements with management and the independent accountants prior to the filing of the Company’s Quarterly Reports on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for the purposes of this review.

7.
Review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

8.	Recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

9.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

10.	Prepare the report of the Committee required by the rules of the SEC to be included in the Company’s annual proxy statement.

11.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

12.
Review and discuss with management and the independent accountants (a) any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and (b) any related party transactions (as defined in the rules of the SEC).

13.	Review periodically with the Company’s counsel any legal and regulatory matters that may have a material effect on the Company’s financial statements.

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14.
Perform such other responsibilities and take such other actions as may be required to be performed by the audit committee of the board of directors of a public company under applicable law, regulations or rules of The Nasdaq Stock Market.

Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

In carrying out its responsibilities, the Committee shall:

1.
Be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants (including resolution of disagreements between management and the independent accountants regarding financial reporting), and have the sole authority, where appropriate, to replace the independent accountants. The independent accountants shall report directly to the Committee.

2.
Review and pre-approve all audit services and all permissible non-audit services to be performed by the independent accountants. The Committee may delegate the authority to grant pre-approvals to one or more designated members of the Committee, with any such pre-approval reported to the Committee at its next regularly scheduled meeting.

3.	Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit.

4.
Ensure receipt from the independent accountants of a formal written statement delineating all relationships between such independent accountants and the Company or any other relationships that may adversely affect their independence, and, based on such review, shall assess their independence consistent with Independence Standards Board 1. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact their objectivity and independence and take, or recommend that the Board take, appropriate action to oversee the independence of the independent accountants.

5.	On an annual basis, review the experience and qualifications of key members of the independent accountants and the independent accountant’s quality control procedures.

Responsibilities for Reviewing Internal Audits, the Annual External Audit and the Review of Financial Statements

In carrying out its responsibilities, the Committee shall:

1.
Request the independent accountants to confirm that they are accountable directly to the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2.	Review with management significant risks and exposures identified by management and management’s steps to minimize them.

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3.	Review the scope of the internal and external audits with the Chief Financial Officer and the independent accountants.

4.	Review with management, the independent accountants and the Chief Financial Officer:

(a)	The Company’s internal controls, including computerized information system controls and security.

(b)	Any significant findings and recommendations made by the independent accountants or internal auditors.

5.	After the completion of the annual audit examination, review with management and the independent accountants:

(a)	The Company’s annual financial statements and related footnotes.

(b)	The independent accountants’ audit of and report on the financial statements.

(c)
The qualitative judgments about the appropriateness and acceptability of accounting principles, including areas where there are alternative accounting policies that could be employed, financial disclosures and underlying estimates.

(d)	Any significant difficulties or disputes with management encountered during the course of the audit.

(e)	Any other matters about the audit procedures or findings that Generally Accepted Accounting Standards require the independent accountants to discuss with the Committee.

6.	Review with management:

(a)	Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

(b)	Any changes to the planned scope of the internal audit plan that the Committee thinks advisable.

(c)	The internal audit department’s budget and staffing.

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ANNEX B

MEDIS TECHNOLOGIES LTD.

_________________________________________________

2007 EQUITY INCENTIVE PLAN
_________________________________________________

__________________________________

ADOPTED:  APRIL 18, 2007
__________________________________

B – 1

MEDIS TECHNOLOGIES LTD.
2007 EQUITY INCENTIVE PLAN

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1.
Purpose.  The purpose of this 2007 Equity Incentive Plan (the “Plan”) is to afford an incentive to employees, directors, officers, consultants, advisors, suppliers and any other person or entity whose services are considered valuable (collectively, the “Service Providers”) to Medis Technologies Ltd., a Delaware corporation (the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company, to continue as Service Providers, to increase their efforts on behalf of the Company or Affiliate and/or to promote the success of the Company's business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of shares of Common Stock of the Company (the “Shares’), and the grant of options to purchase Shares, restricted Shares awards (“Restricted Shares”), restricted Share units and other Share-based Awards pursuant to the Plan.

1.2.	Types of Awards. The Plan is intended to enable the Company to issue Awards under varying tax regimes, including, without limitation:

(i)
pursuant and subject to the provisions of Section 102 of the Ordinance, including without limitation the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 (the “Rules”) or such other rules, regulations, orders or procedures promulgated thereunder, published by the Israeli Income Tax Authorities (the “ITA”) (such Awards, “102 Awards”). 102 Awards may either be granted to a Trustee or without a Trustee;

(ii)	pursuant to Section 3(9) of the Ordinance (such Awards, “3(9) Awards”);

(iii)	Restricted Shares;

(iv)	Incentive Stock Options within the meaning of Section 422 of the Code, to be granted to Service Providers who are citizens of the U.S. or deemed to be residents of the U.S. for purposes of taxation;

(v)	Nonqualified Stock Options;

(vi)	Stock Appreciation Rights;

(vii)	Restricted share units; and

(viii)	other stock-based Awards pursuant to Section 13 hereof.

2.	DEFINITIONS.

2.1.
Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by

B – 2

the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to that it as amended from time to time and shall include any successor law, (iii) reference to a person shall means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (v) all references herein to Sections shall be construed to refer to Sections to this Plan.

2.2.	Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.2.1.
“Affiliate” shall mean an affiliate of, or person affiliated with, a specified person or company or other trade or business that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For the purpose of Awards granted pursuant to Section 102, “Affiliate” shall mean also an “employing company” within the meaning of Section 102(a) of the Ordinance.

2.2.2.
“Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.2.3.
“Award” shall mean any Option, Restricted Share, RSU, Stock Appreciation Right or any other Share-based award, granted to a Grantee under the Plan and any Share issued pursuant to the exercise thereof.

2.2.4.	“Board” shall mean the Board of Directors of the Company.

2.2.5.	“Bonus Shares” shall mean any shares of capital stock of the Company distributed to existing stockholders of the Company as a result of a dividend, stock split or other similar distribution.

2.2.6.	“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

2.2.7.	“Committee” shall mean a committee established or designated by the Board to administer the Plan, subject to Section 3.1.

2.2.8.	“Common Stock” shall mean the common stock, $0.01 par value per share, of the Company.

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2.2.9.	“Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.

2.2.10.
“Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity on behalf of the Company by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 6 months, as determined by a medical doctor satisfactory to the Committee or, if applicable, (ii) a “permanent and total disability” as defined in Section 22(e)(3) of the Code.

2.2.11.
“Employee” shall mean a person who is employed by the Company or any of its Affiliates, including, for the purpose of Section 102, an individual who is serving as an office holder, but excluding any Controlling Shareholder.

2.2.12.
“Exercise Period” shall mean the period, commencing on the date of grant of an Option, during which an Option shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof or as set forth in the individual Option Agreement evidencing such Option.

2.2.13.	“Exercise Price” shall mean the exercise price for each Share of Common Stock covered by an Option.

2.2.14.
“Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per Share on the securities exchange on which the Shares of Common Stock are principally traded for the last preceding date on which there was a sale of such Shares on such exchange; or (ii) if the Shares of Common Stock are listed on The Nasdaq Global Market, the closing sales price per Share on The Nasdaq Global Market on the last preceding date on which there was a sale of such Share on The Nasdaq Global Market; or (iii) if the Shares of Common Stock are then traded in another over-the-counter market, the closing sales price per Share in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market; (iv) if the Shares are not then listed on a securities exchange or market or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable. The Committee shall maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or national market system, the Committee shall determine the appropriate exchange or system for the purpose of determination of Fair Market Value.

2.2.15.	“Grantee” shall mean a person who receives a grant of Award under the Plan, and who at the time of grant is a Service Provider of the Company or any Affiliate thereof.

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2.2.16.	“Non-Employee” shall mean a consultant, adviser, director, Controlling Shareholder or any other Service Provider who is not an Employee.

2.2.17.
“Nonqualified Stock Option” shall mean any Option granted to a Service Provider who is a citizen of the U.S. or deemed to be a resident of the U.S. for purposes of taxation or who is subject to U.S. taxation, which Option is not designated as, or does not meet the conditions for, an Incentive Stock Option.

2.2.18.	“Options” shall mean all options to purchase Shares granted as 102 Awards, 3(9) Awards, Incentive Stock Options and Non-Qualified Stock Options.

2.2.19.	“Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations promulgated thereunder, all as amended from time to time.

2.2.20.
“Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or, if applicable, (ii) as defined in Section 424(e) of the Code.

2.2.21.
“Qualifying Performance Criteria” shall mean any one or more of the following performance criteria applied to either the Company as a whole or to a business unit or Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment share, (q) product cost reduction, (r) book value, (s) debt/capital ratio, (t) capital expenditures, (u) price/earnings growth, (v) production milestones, (w) research and development milestones or (x) any combination of the foregoing. The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles or such other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring, and (v) other extraordinary or unusual non-recurring items, events or circumstances.

2.2.22.
“Retirement” shall mean a Grantee's retirement pursuant to Applicable Law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates.

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2.2.23.	“Securities Act” shall mean United States Securities Act of 1933, as amended.

2.2.24.
“Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or, if applicable, (ii) as defined in Section 424(f) of the Code.

2.2.25.
“Stock Appreciation Right” or “SAR” shall mean a right to receive, in cash or shares of Common Stock (as determined by the Committee), value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share of Common Stock at the time of exercise over (ii) the exercise price of the right (which shall be no less than the Fair Market Value of a share of Common Stock on the date of grant of the right), subject to such terms and conditions as are expressed in the document(s) evidencing the Award (the “SAR Agreement”).

2.2.26.
“Ten Percent Shareholder” shall mean a Grantee who, at the time an Incentive Stock Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary.

2.2.27.
“Trustee” shall mean the trustee appointed by the Committee or the Board, as the case may be, to hold the respective Options, Restricted Shares, RSU’s, Shares and any other Share-based Awards pursuant to the Plan (and, in relation with 102 Awards, approved by the Israeli tax authorities pursuant to Section 102 and the Rules), if so appointed.

2.3.	Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
102 Awards	1.2(i)
102 Capital Gains Track Options	9.1
102 Non-Trustee Options	9.2
102 Ordinary Income Track Options	9.1
102 Trustee Options	9.1
3(9) Awards	1.2(ii)
Cause	6.6.3
Company	1.1
Effective Date	24.1
Election	9.2
Eligible 102 Grantees	4.2
ISO Shares	8.4
ITA	1.2(i)
Merger/Sale	14.2

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Option Agreement	6
Plan	1.1
Required Holding Period	9.4
Restricted Period	11.4
Restricted Share Agreement	11
Restricted Share Unit Agreement	12.1
Restricted Shares	1.1
RSU	12.1
Rules	1.2(i)
Service Provider(s)	1.1
Share	1.1
Successor Corporation	14.2.1
Withholding Obligations	17.2

3.	ADMINISTRATION.

3.1.
The Plan shall be administered by the Committee. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board.

3.2.
The Committee shall consist of two or more directors of the Company, as determined by the Board, who are “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the United States Securities Exchange Act of 1934, as amended. The Board shall appoint or shall have appointed the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable and subject to requirements of Applicable Law. Notwithstanding the foregoing, the Committee shall be the standing Compensation Committee of the Company provided that such Compensation Committee satisfies the requirements of a “Committee” set forth herein.

3.3.
Subject to the terms and conditions of this Plan and any mandatory provisions of Applicable Law, and in addition to the Committee's powers contained elsewhere in this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine any of the following:

(i)	eligible Grantees,

(ii)
grants of Awards and setting the terms and provisions of Option Agreements, Restricted Share Agreements, Restricted Share Unit Agreements (none of which need be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award,

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(iii)	the time or times at which Awards shall be granted,

(iv)	the schedule and conditions on which Awards may be exercised,

(v)	the Exercise Price,

(vi)	to interpret the Plan,

(vii)	prescribe, amend and rescind rules and regulations relating to and for carrying out the Plan, as it may deem appropriate,

(viii)	the Fair Market Value of the Shares,

(ix)	the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards, and

(x)	any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and any Award thereunder.

3.4.
Grants of Awards shall be made pursuant to written notice to Grantees setting forth the terms of the Award. Such notice shall designate the type of Award as one of the following: (i) a 102 Award granted to a Trustee (either as a 102 Award (capital gain track) with Trustee or a 102 Award (ordinary income track) with Trustee), (ii) a 102 Award without a Trustee, (iii) a 3(9) Award, (iv) Incentive Stock Option, (v) Nonqualified Stock Option, (vi) Restricted Shares, (vii) Restricted Share Units, (vii) Stock Appreciation Rights, or (viii) any other type of Award. Notwithstanding the foregoing, written notice may be substituted by delivery of the applicable written Award agreement evidencing the Award.

3.5.	Subject to the mandatory provisions of Applicable Law, the grant of any Award shall be deemed to include an authorization of the issuance of shares of Common Stock upon the due exercise thereof.

3.6.
The authority granted hereunder includes the authority to modify Awards to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the Plan but without amending the Plan.

3.7.
All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan, unless otherwise determined by the Board. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	ELIGIBILITY.

4.1.
Awards may be granted to Service Providers of the Company and any Affiliate of the Company. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

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4.2.
Subject to Applicable Law, 102 Awards may not be granted to Controlling Shareholders and may only be granted to Employees, including officers, and Non-Employee directors, of the Company or any Affiliate thereof, who are Israeli residents (“Eligible 102 Grantees”). Awards to Eligible 102 Grantees in Israel shall be 102 Awards. Eligible 102 Grantees may receive only 102 Awards, which may either be grants to a Trustee or grants under Section 102 without a Trustee. Unless otherwise permitted by the Ordinance and the Rules, no 102 Awards to a Trustee may be granted until the expiration of thirty (30) days after the requisite filings under the Ordinance and the Rules have been appropriately made with the ITA.

4.3.	Subject to Applicable Law, Non-Employees who are Israeli residents and are not Eligible 102 Grantees may only be granted 3(9) Awards under this Plan.

5.	SHARES.

The initial number of Shares of Common Stock reserved for the grant of Awards under the Plan shall be 1,000,000 Shares. The aggregate number of shares of Common Stock granted under Awards under the Plan to any one Grantee during any calendar year shall not exceed the number of shares of Common Stock authorized for issuance under the Plan and available for grant. Any share underlying an Award granted hereunder which has expired, or was cancelled or terminated or forfeited for any reason without having been exercised, shall be automatically, and without any further action on the part of the Company or any Grantee, returned to the “pool” of reserved Shares hereunder and shall again be available for grant for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. The Board may, subject to any other approvals required under any Applicable Law, increase or decrease the number of Shares of Common Stock to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company. Any Shares of Common Stock which are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee or a written notice delivered by the Company and accepted by the Grantee (the “Option Agreement”), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement or the terms referred to in Sections 9 and 10 below. Notwithstanding the foregoing, such Options shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Option Agreements entered into under the Plan need not be identical.

6.1.	Number of Shares. Each Option Agreement shall state the number of Shares covered by the Option.

6.2.
Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes an Incentive Stock Option, Nonqualified Stock Option, 102 Option Award and the relevant track, 3(9) Option Award, or otherwise.

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6.3.
Exercise Price. Each Option Agreement shall state the Exercise Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Option on the date of grant. In the case of an Incentive Stock Option granted to any Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of the Shares covered by the Option on the date of grant. In no event shall the Exercise Price of an Option be less than the par value of the Shares for which such Option is exercisable.

6.4.
Manner of Exercise. An Option may be exercised, as to any or all Shares as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company or to such other person as determined by the Company, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment of the Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either in (i) cash, or (ii) in such other manner as the Company shall implement from time to time, which may include procedures for cashless exercise.

6.5.
Term and Vesting of Options. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee. To the extent permitted under Applicable Law, the Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The Option Agreement may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be specified in the Option Agreement but in no event shall the Exercise Period exceed ten (10) years from the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Exercise Period shall not exceed five (5) years from the date of grant of such Option (as further described in Section 8.2 of this Plan). At the expiration of the Exercise Period, all unexercised Options shall become null and void.

6.6.	Termination.

6.6.1.
Except as provided in this Section 6.6 and in Section 6.7 hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, officer, consultant, advisor or supplier relationship with the Company or a Subsidiary thereof or, in the case of an Incentive Stock Option, a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies, and unless the Grantee has remained continuously so employed or in the director, officer, supplier, consultant, or advisor relationship since the date of grant of the Option. In the event that the employment or director, officer or consultant, advisor or supplier relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), (a) in the event that the Grantee has been continuously employed by the Company or a Subsidiary thereof for six (6) years or more as of such termination, all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised until the termination date of each such Option in accordance with its terms (or such different period as the Committee shall prescribe), and (b) in the event that the Grantee has been

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continuously employed by the Company or a Subsidiary thereof for less than six (6) years as of such termination, all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within up to ninety (90) days after the date of such termination (or such different period as the Committee shall prescribe); provided, however, with respect to clauses (a) and (b) above, that if the Company (or the Subsidiary, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if following the Grantee’s termination of employment or service, circumstances arise or are discovered with respect to the Grantee that would have constituted Cause for termination of his or her employment or service, all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on which such circumstance arise or are discovered, as the case may be) unless otherwise determined by the Committee. Notwithstanding the foregoing, an Option may be exercised by a Grantee subsequent to their employment or other relationship with the Company or a Subsidiary if so determined by the Committee in its sole discretion.

6.6.2.
In the case of a Grantee whose principal employer is an Affiliate, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be a Subsidiary. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may continue to vest and be exercisable; provided, that such Options may lose their status as Incentive Stock Options under applicable law and be deemed Nonqualified Stock Options in the event that the period of vesting and/or exercisability of any option is extended beyond the later of: (i) one hundred and eighty (180) days after the date of cessation of employment or performance of services; or (ii) the applicable period under Section 6.7 below.

6.6.3.
For purposes of this Plan, the term “Cause” shall mean any of the following: (a) fraud, embezzlement or felony or similar act by the Grantee; (b) an act of moral turpitude by the Grantee, or any similar act, to the extent that such act causes significant injury to the reputation, business or business relationship of the Company or a Subsidiary or Affiliate thereof); (c) any breach by the Grantee of an agreement between the Company or any Subsidiary or Affiliate thereof and the Grantee (including breach of confidentiality, non-competition or non-solicitation covenants); or (d) any circumstances that constitute grounds for termination for cause under the Grantee’s employment, consulting or service agreement with the Company or Affiliate, to the extent applicable, or under any policies in effect relating to employment by the Company or any of its Subsidiaries or Affiliates known by or that should have been known by the Grantee.

6.7.
Death, Disability or Retirement of Grantee. If a Grantee shall die while employed by, or performing service for, the Company or an Affiliate, or die within the one (1) year period after the date of termination of such Grantee's employment or service (or within such different period as the Committee may have provided pursuant to

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Section 6.6 hereof), or if the Grantee's employment or service shall terminate by reason of Disability, (a) in the event that the Grantee has been continuously employed by the Company or a Subsidiary thereof for six (6) years or more as of such termination, all Options theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms), be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or disability of the Grantee, at any time until the termination date of each such Option in accordance with its terms (or such different period as the Committee shall prescribe), and (b) in the event that the Grantee has been continuously employed by the Company or a Subsidiary thereof for less than six (6) years as of such termination, all Options theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms), be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or Disabled Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee's Retirement, (a) in the event that the Grantee has been continuously employed by the Company or a Subsidiary thereof for six (6) years or more as of such termination, all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised until the termination date of each such Option in accordance with its terms (or such different period as the Committee shall prescribe), and (b) in the event that the Grantee has been continuously employed by the Company or a Subsidiary thereof for less than six (6) years as of such termination, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the ninety (90) day period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8.
Suspension of Vesting. Unless the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (a) leave of absence which was pre-approved by the Company, (b) maternity leave in accordance with Company policy in effect from time to time or (c) transfers between locations of the Company or between the Company, any Affiliate, or any respective successor thereof.

6.9.
Other Provisions. The Option Agreement evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, at or after the date of grant, including without limitation, provisions in connection with the restrictions on transferring the Awards, which shall be binding upon the Grantees, and other terms and conditions as the Committee shall deem appropriate.

7.	NONQUALIFIED STOCK OPTIONS.

Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other applicable provisions of the Plan.
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8.	INCENTIVE STOCK OPTIONS.

Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other applicable provisions of the Plan:

8.1.
Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares of Common Stock with respect to which all Incentive Stock Options granted under this Plan and all other option plans of any Subsidiary or Affiliate become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Grantee during any calendar years exceeds one hundred thousand United States dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking options into account in the order in which they were granted, with the Fair Market Value of any Share to be determined at the time of the grant of the Option. In the event the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollars ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option.

8.2.
Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

8.3.
Exercise Following Termination. Notwithstanding anything else in this Plan to the contrary, Incentive Stock Options that are not exercised within ninety (90) days following termination of Grantee’s employment in the Company or its Affiliates and Subsidiaries, or within one year in case of termination of Grantee’s employment in the Company or its Affiliates and Subsidiaries due to a disability (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

8.4.
Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Shares of Common Stock acquired upon exercise of an Incentive Stock Option (“ISO Shares”). A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such ISO Shares are sold, these holding period requirements do not apply and no disposition of the Shares of Common Stock acquired upon exercise of the Incentive Stock Option will be deemed a Disqualifying Disposition.

9.	102 OPTION AWARDS.

9.1.
Options granted pursuant to this Section 9 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (a) Section 102(b)(2) thereof as capital gains track options (“102 Capital Gains Track Options”), or (b) Section 102(b)(1) thereof as ordinary income track options (“102 Ordinary Income Track

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Options”; together with 102 Capital Gains Track Options, “102 Trustee Options”). 102 Trustee Options shall be granted subject to the following special terms and conditions contained in this Section 9, the general terms and conditions pecified in Section 6 hereof and other applicable provisions of the Plan.

9.2.
The Company may grant only one type of 102 Trustee Option at any given time to all Grantees who are to be granted 102 Trustee Options pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Option it elects to grant before the first date of grant of any 102 Trustee Options (the “Election”). Such Election shall also apply to any Bonus Shares received by any Grantee as a result of holding the 102 Trustee Options. The Company may change the type of 102 Trustee Option that it elects to grant only after the passage of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Options, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Options”).

9.3.
Each 102 Trustee Option will be deemed granted on the date stated in a written notice to be provided by the Company or in the Option Agreement. provided that on or before such date all actions required to be taken under Applicable Law shall have been taken.

9.4.
Each 102 Trustee Option, each Share issued pursuant to the exercise of any 102 Trustee Option, and any rights granted thereunder, including, without limitation, Bonus Shares, shall be allotted and issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for a period of not less than the requisite period prescribed by the Ordinance and the Rules or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 to qualify an Option as a 102 Trustee Option are not met, then the Option may be treated as a 102 Non-Trustee Option, all in accordance with the provisions of Section 102 and the Rules. After termination of the Required Holding Period, the Trustee may release such 102 Trustee Option and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance or (ii) the Trustee and/or the Company and/or its Affiliate withholds any applicable taxes due pursuant to the Ordinance arising from the 102 Trustee Options and/or any Shares allotted or issued upon exercise of such 102 Trustee Options. The Trustee shall not release any 102 Trustee Options or Shares issued upon exercise thereof prior to the payment in full of the Grantee’s tax liabilities arising from such 102 Trustee Options and/or Shares or the withholding referred to in (ii) above.

9.5.
Each 102 Trustee Option shall be subject to the relevant terms of the Ordinance and the Rules, which shall be deemed an integral part of the 102 Trustee Option and shall prevail over any term contained in the Plan or Option Agreement which is not consistent therewith. Any provision of the Ordinance, the Rules and any approvals by the Income Tax Commissioner not expressly specified in this Plan or Option Agreement which are necessary to receive or maintain any tax benefit pursuant to Section 102 shall be binding on the Grantee. The Grantee granted a 102 Trustee Option shall comply with the Ordinance and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee. The Grantee agrees to execute any and all documents, which the Company and/or its Affiliates and/or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and the Rules.

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9.6.
During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise of a 102 Trustee Option and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale or release occurs during the Required Holding Period, it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, the Plan, the applicable Option Agreement and any Applicable Law.

9.7.
If a 102 Trustee Option is exercised during the Required Holding Period, the Shares issued upon such exercise shall be issued in the name of the Trustee for the benefit of the Grantee. If such 102 Trustee Option is exercised after the expiration of the Required Holding Period, the Shares issued upon such exercise shall, at the election of the Grantee, either (i) be issued in the name of the Trustee, or (ii) be issued to the Grantee, provided that the Grantee first complies with all applicable provisions of the Plan and all taxes with respect thereto shall have been fully paid to the ITA.

9.8.
The foregoing provisions of this Section 9 relating to 102 Trustee Options shall not apply with respect to 102 Non-Trustee Options, which shall, however, be subject to the relevant provisions of Section 102 and the Rules.

9.9.
Upon receipt of a 102 Trustee Option, the Grantee shall sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to the Plan, or any 102 Trustee Option or Share granted to such Grantee thereunder.

9.10.
With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules, regulation or orders promulgated thereunder.

10.	3(9) OPTION AWARD.

10.1.
Options granted pursuant to this Section 10 are intended to constitute 3(9) Option Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other applicable provisions of the Plan.

10.2.
To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee prudent or advisable in its sole discretion, the 3(9) Option Awards granted pursuant to the Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Options in trust, until exercised by the Grantee, pursuant to the Company's instructions from time to time as set forth in a trust agreement, which will be entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon the exercise of Options.

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11.	RESTRICTED SHARES.

The Committee may award Restricted Shares to any eligible Grantee, including under Section 102 of the Ordinance. In case of Restricted Shares granted under Section 102 of the Ordinance, all of the provisions under Section 9 above shall apply mutatis mutandis, with respect to the grant of Restricted Shares (other than with respect to Section 9.10 which shall not apply), all as determined under Section 102 of the Ordinance, the Rules or any such other rules, regulations, orders or procedures promulgated thereunder, including without limitation the Required Holding Period. Each Award of Restricted Shares under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Committee shall from time to time approve. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical. The Restricted Share Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Restricted Share Agreement:

11.1.	Number of Shares. Each Restricted Share Agreement shall state the number of Shares covered by an Award.

11.2.
Purchase Price. Each Restricted Share Agreement may state an amount of purchase price, if any, to be paid by the Grantee in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include payment by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee; provided that in no event shall payment be made by issuance of any evidence of indebtedness if such issuance would be a violation of Applicable Law.

11.3.
Vesting. Each Restricted Share Agreement shall provide the vesting schedule for the Restricted Shares as determined by the Committee, provided that (to the extent permitted under Applicable Law) the Committee shall have the authority to determine the vesting schedule based on the passage of time and/or such performance criteria as deemed appropriate by the Committee. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Shares that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Shares Award is granted.

11.4.
Restrictions. Except as otherwise provided in Section 15.1 hereof, Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, for such period as the Committee shall determine from the date on which the Award is granted (the “Restricted Period”). Certificates for shares issued pursuant to Restricted Share Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the

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date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for such period as may be required by the Ordinance.

11.5.
Forfeiture. Subject to such exceptions as may be determined by the Committee from time to time in its sole discretion, if the Grantee's continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the vesting date or expiration of the Restricted Period of an Award or, if applicable, prior to the payment in full of the purchase price of any Restricted Shares with respect to which the vesting date or the Restricted Period has expired, any shares remaining subject to vesting or restrictions or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited and shall be deemed transferred to, and reacquired by, or cancelled by, as the case may be, the Company at no cost to the Company, subject to all Applicable Laws. Upon forfeiture of Restricted Shares, the Grantee shall have no further rights with respect to such Restricted Shares.

11.6.
Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 11.4, including the right to vote and receive dividends with respect to such shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12.	RESTRICTED SHARE UNITS.

12.1.
A restricted Share unit (an “RSU”) is an Award covering a number of Shares that is settled by issuance of those Shares or cash equal to the Fair Market Value of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance. In the event an RSU is awarded to an eligible Grantee under Section 102 of the Ordinance, all of the provisions under Section 9 above shall apply, mutatis mutandis, with respect to the grant of an RSU award (other than with respect to Section 9.10, which shall not apply), all as determined under Section 102 of the Ordinance, the Rules or any such other rules, regulations, orders or procedures promulgated thereunder, including without limitation the Required Holding Period. Each grant of RSUs under the Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Unit Agreement”), in such form as the Committee shall from time to time approve. Such RSUs shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Unit Agreements entered into under the Plan need not be identical.

12.2.
Other than the par value of the Shares, no payment of cash shall be required as consideration for RSUs. RSUs may or may not be subject to vesting as determined by the Committee which may be based on the passage of time and/or such performance criteria as deemed appropriate by the Committee. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Unit Agreement. Notwithstanding anything to the contrary herein, the performance criteria for any RSUs that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in the Restricted Share Unit Agreement.

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12.3.
No voting or dividend rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee. Each Restricted Share Unit Agreement shall specify its term and any conditions on the time or times for settlement, and provide for expiration prior to the end of its term in the event of termination of employment or service providing to the Company, and may provide for earlier settlement in the event of the Grantee’s death, Disability or other events.

12.4.	Settlement of vested RSUs shall be made within seventy-five (75) days of vesting in the form of Shares or cash equal to the Fair Market Value of those Shares as of the date of vesting.

13.	OTHER SHARE OR SHARE-BASED AWARDS.

The Committee may grant other Awards under the Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 11 hereof), cash or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value. The Committee may also grant Stock Appreciation Rights with or without the grant of an accompanying Option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of all Shares in respect to which the right was granted exceeds the exercise price thereof.

14.	EFFECT OF CERTAIN CHANGES.

14.1.
General. With respect to Common Stock, in the event of a subdivision of the outstanding Share of the Company, any payment of a stock dividend (distribution of bonus Shares), a recapitalization, a reorganization (which may include a combination or exchange of shares), a consolidation, a stock split, a reverse stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, the Committee shall make such adjustments as determined by the Committee to be appropriate in order to adjust (i) the number of Shares available for grants of Awards, (ii) the number of Shares covered by outstanding Awards, and (iii) the exercise price per Share covered by any Award; provided, however, that any fractional Shares resulting from such adjustment shall be rounded down to the nearest whole Share and that the Company shall have no obligation to make any cash or other payment with respect to such fractional Shares.

14.2.
Merger and Sale of Company.  In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the Shares of the Company; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; (iv) a scheme of arrangement for the purpose of effecting such sale, merger or amalgamation; or (v) such other transaction that is determined by the Committee to be a transaction having a similar effect (all such transactions being herein referred to as a “Merger/Sale”), then, without the Grantee’s consent and action:

14.2.1.
The Committee in its sole and absolute discretion may cause that any Award then outstanding shall be assumed or an equivalent Award shall be substituted by such successor corporation of the Merger/Sale or any parent or Affiliate thereof as determined by the Board is its discretion (the “Successor Corporation”), under substantially the same terms as the Award.

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For the purposes of this Section 14.2.1, the Award shall be considered assumed if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether stock, cash, or other securities or property) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), which may be subject to vesting and other terms as determined by the Committee in its sole discretion, or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, which may be subject to vesting and other terms as determined by the Committee in its discretion. The foregoing shall not limit the Committee authority to determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for any other type of asset or property, including under Section 14.2.2 hereunder.

14.2.2.
In the event that the Successor Corporation does not agree to assume the Award or to substitute an equivalent Award, then the Committee may (but shall not be obligated to), in lieu of such assumption or substitution of the Award and in its sole discretion, (i) provide for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares, including Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, including the cancellation of all unexercised Awards upon closing of the Merger/Sale; and/or (ii) provide for the cancellation of each outstanding Award at the closing of such Merger/Sale, and payment to the Grantee of an amount in cash as determined by the Committee to be fair in the circumstances, subject to such terms and conditions as determined by the Committee.

14.3.
Reservation of Rights. Except as expressly provided in this Section 14, the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend (bonus shares), any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or shares of another company. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right of power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

15.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

15.1.
All Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian

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or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary. Notwithstanding anything to the contrary herein, upon the request of the Grantee and subject to Applicable Law the Committee, at its sole discretion, may permit to transfer the Award to a “family member” as defined in the General Instructions to Form S-8 (or equivalent or successor form) under the Securities Act.

15.2.
Subject to the last sentence of Section 15.1, as long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

16.	CONDITIONS UPON ISSUANCE OF SHARES

16.1.
Legal Compliance.  Shares of Common Stock shall not be issued pursuant to the exercise of an Award, unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws as determined by counsel to the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.2.
Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and make other representations as may be required under applicable securities laws if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Company.

17.	AGREEMENT BY GRANTEE REGARDING TAXES.

17.1.
As a condition of exercise of an Award, the release of Shares by the Trustee or the expiration of the Restricted Period, a Grantee shall agree that, no later than the date of such occurrence, he will pay to the Company or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes of any kind required by Applicable Law to be withheld or paid.

17.2.
The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company or any Subsidiary or Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include, without limitation, (i) requiring a Grantees to remit to the Company in cash an amount

B – 20

sufficient to satisfy such Withholding Obligations; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

17.3.
Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

18.	RIGHTS AS A STOCKHOLDER; VOTING AND DIVIDENDS.

18.1.
Subject to Section 11.6, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by the Award until the date of the issuance of a share certificate to the Grantee for such Shares. The Grantee shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Award, nor shall they be deemed to be a class of shareholders, until registration of the Grantee as the holder of such Shares in the Company’s register of shareholders upon exercise of the Award in accordance with the provisions of the Plan, but in the case of Options and Shares held by the Trustee, subject to the provisions of Section 9 of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 14 hereof.

18.2.	The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

18.3.
With respect to all Shares (but excluding, for avoidance of any doubt, any unexercised Options) allocated or issued upon the exercise or realization of Awards purchased by the Grantee and held by the Grantee or by the Trustee, as the case may be, the Grantee shall be entitled to receive dividends in accordance with the quantity of such Shares, subject to the provisions of the Company’s charter documents (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

19.	NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, granting any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares.

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20.	NO RETENTION RIGHTS.

Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate.

21.	PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date. From the tenth (10th) anniversary of the Effective Date no grants of Awards may be made and the Plan shall continue to be in full force and effect solely with respect to such Awards that remain outstanding. The Plan shall terminate at such time after the tenth (10th) anniversary of the Effective Date that no Awards remain outstanding.

22.	TERM OF AWARD

Anything herein to the contrary notwithstanding, if any Award, or any part thereof, has not been exercised and the Shares covered thereby not paid for within the term of the Award as determined by the Committee, which in any event shall not exceed ten (10) years after the date on which the Award was granted, as set forth in the Award Agreement in the Grantee’s Award, such Award, or such part thereof, and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall expire. In the case of Shares held by a Trustee, the Grantee shall elect whether to release such Shares from trust or sell the Shares and upon such release or sale such trust shall expire.

23.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, whether retroactively or prospectively; provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any Applicable Law shall not be effective unless and until approved by the requisite vote of shareholders, and provided further that except as provided herein, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, unless the written consent of the respective Grantee is obtained.

24.	APPROVAL.

24.1.	The Plan shall be effective as of its adoption by the Board (the “Effective Date”), subject to the subsequent approval of the Company’s shareholders.

24.2.	The 102 Awards are subject to the approval, if required, of the ITA and receipt by the Company of all approvals thereof.

25.	RULES PARTICULAR TO SPECIFIC COUNTRIES

Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be

B – 22

amended with respect to a particular country by means of an appendix to the Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of the Plan, the provisions of the appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards granted to a Grantee under the jurisdiction of the specific country that is the subject of the appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country. The adoption of any such appendix shall be subject to the approval of the Board or Committee, and if required in connection with the application of Applicable Law, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the shareholders of the Company at the required majority.

26.	GOVERNING LAW; JURISDICTION.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York, except with respect to matters where the grant of an Award is subject to Israeli laws, regulations and rules, or where Israeli laws, regulations and rules should be interpreted, which shall be governed under the Applicable Law of the State of Israel.

27.	NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval (to the extent required under Applicable Law), shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

28.	MISCELLANEOUS.

28.1.	Additional Terms. Each Award awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

28.2.
Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining pro visions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the applicable law as it shall then appear.

28.3.
Captions and Titles. The use of captions and titles in this Plan or any Option Agreement, Restricted Share Agreement or other Award related agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.

*           *           *

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MEDIS TECHNOLOGIES LTD.
2007 ANNUAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of Medis Technologies Ltd.

The undersigned hereby appoints Robert K. Lifton and Howard Weingrow as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to vote all shares of common stock of Medis Technologies Ltd. (the "Company") held of record by the undersigned at the 2007 Annual Meeting of Stockholders, to be held at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, 25th Floor, New York, New York, 10020, on Tuesday, July 17, 2007 at 10:00 a.m., local time, or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ON THE REVERSE SIDE

(Continued and to be Completed on Reverse Side)

☒	Please mark your votes as indicated in this example

1.	Election of Directors
The nominees for the Board of Directors are: Robert K. Lifton, Howard Weingrow, Jacob S. Weiss, Amos Eiran, Zeev Nahmoni, Jacob E. Goldman, Philip Weisser, Mitchell H. Freeman, Steve M. Barnett and Daniel A. Luchansky

	FOR All Nominees ☐	WITHHELD From All Nominees ☐

(To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

Exceptions:

2.	To amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 43,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To approve and adopt the Company's 2007 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To transact such other business as may properly come before the meeting.

Yes, I plan to attend the 2007 Annual Stockholders Meeting    ☐

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Dated:_____________________________, 2007

_________________________________________
Signature

_________________________________________
Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.